EXECUTION COPY










                    CONTINGENT MULTICURRENCY NOTE PURCHASE
                             COMMITMENT AGREEMENT


                        DATED AS OF DECEMBER 12, 1996


                                   BETWEEN


                        STORAGE TECHNOLOGY CORPORATION


                                     AND


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION



||                            TABLE OF CONTENTS








                            ARTICLE I
                     TRANSFERS AND PAYMENTS

                                                                         Page
     1.01  Commitments to Sell and Purchase Notes                           2
     1.02  Procedures for Entering Into Supplements and Sale of Notes       2
     1.03  Delivery of Notes; Purchase Price Calculation                   10
     1.04  Interest on Notes                                               10
     1.05  Facility Limit and Note Limit                                   12
     1.06  Voluntary Termination of Facility; Reduction of Facility
          Limit                                                            13
     1.07  Termination Date; Extension of Termination Date                 13
     1.08  Early Termination or Reduction Payments                         14
     1.09  Certain Forward Contracts.                                      15

                           ARTICLE II
                           SETTLEMENT

     2.01  Maturity Date Payment Procedures                                16
     2.02  Settlement of Forward Contracts on Maturity Dates               16
     2.03  Netting of Payments on Certain Issuance Dates                   17
     2.04  Payments and Computations, Etc                                  17

                           ARTICLE III
                    FEES AND YIELD PROTECTION

     3.01  Fees                                                            18
     3.02  Yield Protection                                                19
     3.03  Inability to Determine Eurodollar Rate; Failure to Specify
          Maturity Date                                                    20
     3.04  Funding Losses                                                  20
     3.05  Taxes, Etc                                                      21
     3.06  Set-off                                                         22

                           ARTICLE IV
            CONDITIONS TO EFFECTIVENESS AND PURCHASES

     4.01  Conditions Precedent to Effectiveness                           22
     4.02  Conditions Precedent to All Purchases of Notes.                 23

                            ARTICLE V
                 REPRESENTATIONS AND WARRANTIES

     5.01  Representations and Warranties of Borrower                      24

                           ARTICLE VI
                  GENERAL COVENANTS OF BORROWER

     6.01  Affirmative Covenants of Borrower                               26

                           ARTICLE VII
                       TERMINATION EVENTS

     7.01  Termination Events                                              30
     7.02  Remedies                                                        32

                          ARTICLE VIII
                  INDEMNIFICATION; EXCULPATION

     8.01  Indemnities by Borrower                                         34
     8.02  Exculpation                                                     35

                           ARTICLE IX
                          MISCELLANEOUS

     9.01  Amendments, Waivers, Etc                                        36
     9.02  Notices, Etc                                                    36
     9.03  Binding Effect; Assignability; Survival of
             Provisions                                                    36
     9.04  Governing Law                                                   37
     9.05  Costs, Expenses and Taxes                                       37
     9.06  Execution in Counterparts                                       38
     9.07  Confidentiality                                                 38
     9.08  Severability of Provisions                                      40
     9.09  Conflict in Agreement Documents.                                40
     9.10  Legal Representation of Parties.                                40
     9.11  Recording.                                                      40
     9.12  Judgments                                                       40
     9.13  Submission to Jurisdiction                                      41
     9.14  Integration                                                     41
     9.15  Waiver of Jury Trial                                            41


                        LIST OF SCHEDULES AND EXHIBITS
                        ------------------------------


SCHEDULE I                 Definitions
SCHEDULE II                Determination Dates

EXHIBIT 1.01               Form of Promissory Note
EXHIBIT 1.02(b)            Form of Supplement
EXHIBIT 1.02(f)            Form of Deficiency Certificate
EXHIBIT 1.07(c)            Form of Amendment
EXHIBIT 4.01(d)            Form of Opinion of Counsel for Borrower
EXHIBIT 4.02(b)            Form of Officer's Certificate on Purchase Date
EXHIBIT 5.01(d)            Schedule of Litigation
EXHIBIT 6.01(g)(vii)       Compliance Certificate

||


     THIS CONTINGENT MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT (this "Agreement"), dated as of December 12, 1996, is between STORAGE TECHNOLOGY CORPORATION, a Delaware corporation ("Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BofA").


                                   RECITALS

     A. Borrower and BofA may from time to time wish to enter into Supplements pursuant to which Borrower will agree to issue and sell to BofA, and BofA will agree to purchase from Borrower, on the Purchase Dates specified in such Supplements, certain Notes issued by Borrower.

     B. The issuance and sale of such Notes by Borrower, and the purchase of such Notes by BofA, will be subject to the conditions set forth in this Agreement, including without limitation the condition that at the time of such issuance, sale and purchase, Borrower and its Subsidiaries taken as a whole will own at least the aggregate amount of Receivables specified in Sections 1.02(f) or (g).


     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                       DEFINITIONS AND RELATED MATTERS

     In this Agreement, unless otherwise specified:

          (a) capitalized terms, "currency", and "foreign currency" are used as defined in Schedule I;

          (b) accounting terms shall be interpreted, and accounting determinations and computations made, in accordance with GAAP;

          (c) references to any Article, Section, Exhibit or Schedule refer to such Article or Section of, or Exhibit or Schedule to, this Agreement, and references in any Article, Section or definition to any subsection or clause refer to such subsection or clause of such Article, Section or definition;

          (d) "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Section, paragraph or provision of this Agreement;

          (e) "including" means including without limitation, and other forms of the verb "to include" have correlative meanings;

          (f) for purposes of calculating interest, any fee, discount or any other amount accrued over a period of time, the first day of such period shall be included and the last day excluded;

          (g) a reference to any Person includes such Person's successors and assigns, unless such successors and assigns are not permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (h) a reference to any law, rule or regulation refers to such law, rule or regulation as amended from time to time and includes any successor law, rule or regulation; and

          (i) captions are solely for convenience of reference and shall not affect the meaning of this Agreement.


                                  ARTICLE I
                            TRANSFERS AND PAYMENTS
                            ----------------------

     SECTION 1.01 Commitments to Sell and Purchase Notes. On the terms and subject to the conditions hereinafter set forth, including
Section 1.02(f), from time to time on each Purchase Date occurring on or prior to the Termination Date, Borrower agrees to issue and sell to BofA, and BofA agrees to purchase from Borrower, promissory notes in the form of Exhibit 1.01 (each, a "Note"), duly completed and executed by Borrower to the order of BofA, each of which will be denominated in one or more foreign currencies (or, if provided in any amended Supplement, Dollars). Such Notes shall be in the respective principal amounts which are specified for each of such currencies in one or more Supplements relating to such Purchase Date which are entered into by Borrower and BofA from time to time. If Borrower and BofA wish to denominate all or a portion of any Note in a currency which is not listed in Annex 1 to Exhibit 1.02(b) hereto, they may by mutual agreement specify such currency in the applicable Supplement. BofA and Borrower may, from time to time by mutual agreement, amend any Supplement to provide that all or any portion of any Note will be denominated in Dollars, by executing and delivering an appropriately completed Amendment.

     SECTION 1.02  Procedures for Entering Into Supplements and Sale of
Notes.

     (a)  Certain Definitions.  As used herein:

          (i)  "Determination Date" means each date set forth in
     Schedule II hereto, as in effect from time to time, or, if any such date is not a Business Day, the immediately preceding
     Business Day.

          (ii) "Purchase Date" means each date designated in any Supplement as a Purchase Date. No Purchase Date shall fall less than four Eurodollar Business Days after the immediately preceding Determination Date. Not more than thirteen Purchase Dates may fall in any twelve-month period. The Purchase Date applicable to any Note is the Purchase Date designated in the Supplement which originally created the obligation to issue such Note.

          (iii) "LIBOR Fixing Date" means, with respect to any Purchase Date, the third Eurodollar Business Day preceding such Purchase Date.

          (iv) "Maturity Date" means with respect to any Note, the Business Day specified by Borrower as the Maturity Date for such
     Note in the notice delivered by Borrower pursuant to
     Section 1.02(e)(i), or, if no such notice is given, in such Note, provided, that:

               (A) no Maturity Date may fall less than 90 days or more than 110 days after the applicable Issuance Date;

               (B) The Borrower will specify Maturity Dates so that it will at all times be in compliance with the certification set forth in Section 1.02(c)(v);

               (C) if any Maturity Date specified by the Borrower would otherwise fall on a day that is not a Eurodollar Business Day, the Borrower will specify a new Maturity Date for the applicable Note which falls on a later Eurodollar Business Day; and

               (D) the Maturity Date pertaining to a Note which is issued to reduce any Carryforward Amount shall be the 90th day after the Issuance Date thereof, or, if such 90th day is not a Business Day, the next succeeding Business Day.

     (b)  Supplements.

          (i) Each agreement by the parties that Borrower will issue and sell to BofA, and that BofA will purchase from Borrower, one or more Notes hereunder shall be made pursuant to a supplement to this Agreement (a "Supplement") entered into by the parties hereto from time to time prior to the third Business Day before the last Determination Date which falls prior to the then Scheduled Termination Date, in substantially the form of Exhibit 1.02(b), specifying therein:

               (A) each Purchase Date to occur pursuant to such Supplement,

               (B) the aggregate principal amount, expressed in each of the applicable foreign currencies, of the Note to be issued and sold on each such Purchase Date (each such amount of a particular foreign currency for a particular Purchase Date being herein called a "Required Foreign Currency Amount"),

               (C) the total Purchase Price in Dollars that BofA is to pay Borrower on such Purchase Date for the Note to be purchased by BofA on such Purchase Date pursuant to such Supplement, and

               (D) the Dollar portion of such total Purchase Price that is allocable to each Required Foreign Currency Amount for such Purchase Date pursuant to such Supplement (each an "Allocated Purchase Price Amount").

          Subject to clause (iii), the parties may enter into more than one Supplement with respect to any Purchase Date.

          (ii) If Borrower wishes to enter into a Supplement, it will deliver to BofA by facsimile at the address specified in
     Section 9.02 a proposed Supplement, showing the Purchase Dates and the applicable Required Foreign Currency Amounts requested by Borrower. Following BofA's receipt of such proposed Supplement, BofA will consult with Borrower and will notify it of the Allocated Purchase Price Amount that BofA is prepared to pay on each applicable Purchase Date in respect of each Required Foreign Currency Amount shown on such proposed Supplement, and the total Purchase Price in Dollars that BofA is prepared to pay on each such Purchase Date. Such Allocated Purchase Price Amounts will be determined by BofA in good faith based on market conditions. If BofA and Borrower agree to each such Allocated Purchase Price Amount and total Purchase Price, they will enter into a Supplement reflecting such agreement. Neither Borrower nor BofA will have any obligation to agree to any proposed Allocated Purchase Price Amount or total Purchase Price. BofA will have no obligation to notify Borrower of any Allocated Purchase Price Amount for any Required Foreign Currency Amount proposed by Borrower if BofA informs Borrower that such Required Foreign Currency Amount is not freely available and commercially transferable in the relevant amount and currency at such time or for any other relevant time or period.

          (iii) Notwithstanding anything contained herein to the contrary, neither BofA nor Borrower shall be obligated to enter into any Supplement at any time when any Carryforward Amount exists, or at any time prior to, or in the absence of, agreement by Borrower and BofA of all terms and provisions thereof.

     (c) Certain Requirements which are Applicable to Supplements. By proposing or entering into any Supplement, Borrower shall be deemed to have certified that, on the day of such proposal and the date of such
Supplement:

          (i)  the representations and warranties contained in
     Section 5.01 are correct on and as of the day of such proposal and the date of such Supplement as though made on and as of such days,

          (ii) no Termination Event or Unmatured Termination Event exists or would result from entering into such Supplement,

          (iii) the Termination Date shall not have occurred as of the date of such Supplement,

          (iv) the latest Purchase Date under such Supplement would not fall after the Scheduled Termination Date,

          (v) assuming issuance and sale by Borrower of all Notes then outstanding or contemplated by all Supplements then in effect, and payment in full of such Notes on the respective Maturity Dates thereof, the payment by BofA of the total Purchase Price contemplated by such Supplement will not cause the Aggregate Purchase Price to exceed the Facility Limit, and

          (vi) on the dates of such proposal and Supplement, no Carryforward Amount is anticipated by Borrower to exist at any time thereafter.

     (d) Determination Date - Calculation of Required Dollar Equivalent Receivables Amount. On each Determination Date, BofA will after consultation with Borrower determine the Required Dollar Equivalent Receivables Amount applicable to the Purchase Date which immediately follows such Determination Date. The "Required Dollar Equivalent Receivables Amount" applicable to any Purchase Date shall in all cases be denominated in Dollars and equal the sum of the separate Dollar amounts which would result from the conversion of each Required Foreign Currency Amount shown on all the applicable Supplements for such Purchase Date into Dollars at a rate of exchange for each applicable currency, for value on such Purchase Date, which is determined by BofA in good faith on the Determination Date based on market conditions (each a "Determination Date Exchange Rate"). While BofA will consult with Borrower in determining such rates of exchange and the Required Dollar Equivalent Receivables Amount, any determination by BofA of any Determination Date Exchange Rate or any Required Dollar Equivalent Receivables Amount shall be conclusive and binding on the parties for all purposes. Reference to the Purchase Date or the Determination Date Exchange Rate applicable to any Note (including any Note which is issued to reduce any Carryforward Amount, irrespective of the Issuance Date, thereof) shall mean the Purchase Date designated in the Supplement which originally created the obligation to issue such Note, and the Determination Date Exchange Rate applicable to such Purchase Date.

     (e)  LIBOR Fixing Date - Specification of Maturity Date and
Discount.

          (i)  On each LIBOR Fixing Date, no later than 10:00 a.m.,
     San Francisco time, Borrower will notify BofA in writing of (A) the Maturity Date which will be applicable to the Note issued on the Purchase Date which immediately follows such LIBOR Fixing Date and (B) whether the Dollar Equivalent Principal Amount of such Note will be equal to the Required Dollar Equivalent Receivables Amount, or whether Borrower will furnish a Deficiency Certificate to BofA on such Purchase Date.

          (ii) In the absence of any such notification pursuant to clause (i), (A) the Maturity Date for such Note will be the date specified in such Note, and (B) such Note shall bear interest based on the Reference Rate rather than the Eurodollar Rate, as provided in Section 3.03.

          (iii) As used herein, the term "Dollar Equivalent Principal Amount" of any Note means the sum of the Dollar Equivalents of the unpaid principal amounts of such Note, calculated in the case of foreign currencies at the Determination Date Exchange Rates applicable to such Note.

     (f)  Delivery of Notes or Deficiency Certificate.

          (i) The execution and delivery of any Supplement shall obligate Borrower to issue and sell to BofA, and shall obligate BofA to purchase from Borrower, on each Purchase Date, a Note in the principal amounts, and in the currencies, equal to the Required Foreign Currency Amounts specified in such Supplement for such Purchase Date. However, if (A) the aggregate Dollar Equivalent of the Unpaid Balance of all Receivables that are owned by Borrower and its Subsidiaries taken as a whole on any Purchase Date, excluding Transferred Receivables, is less than the Required Dollar Equivalent Receivables Amount for such Purchase Date, and
     (B) prior to 10:00 a.m. (San Francisco time) on such Purchase Date, Borrower furnishes BofA with a certificate of Borrower's chief financial officer, treasurer or assistant treasurer in the form of Exhibit 1.02(f) (a "Deficiency Certificate") certifying such deficiency, the aggregate principal amount of the Note which Borrower will be required to issue and sell, and which BofA will be required to purchase, on the related Purchase Date, shall be reduced as set forth in clause (f)(iv) below. In such event, the Purchase Price which BofA shall be required to pay for such reduced Note shall be reduced as set forth in Section 1.03.

          (ii) If Borrower does not deliver a Deficiency Certificate to BofA before the time indicated in clause (f)(i), Borrower will be required on such Purchase Date to issue and sell to BofA a Note in an aggregate principal amount, and in the currencies, required
     by all Supplements    (as amended from time to time) which are
     applicable to such Purchase Date.

          (iii) If Borrower does deliver a Deficiency Certificate to BofA in respect of any Purchase Date, Borrower will also deliver to BofA at the same time a computation certified by Borrower's chief financial officer, treasurer or assistant treasurer showing the aggregate Unpaid Balance of all Receivables then owned by Borrower and its Subsidiaries, taken as a whole, excluding Transferred Receivables. On receipt of such certified computation, BofA will calculate the aggregate Dollar Equivalent of such aggregate Unpaid Balance, using the applicable Determination Date Exchange Rates or (with respect to Receivables denominated in currencies for which no Determination Date Exchange Rate was calculated) such other exchange rates as BofA may determine in good faith but in its sole discretion based on then applicable market conditions. Any such calculation by BofA shall be conclusive and binding for all purposes. Such Dollar Equivalent so calculated is herein called the "Reduced Dollar Equivalent Receivables Amount". BofA shall notify Borrower of such Reduced Dollar Equivalent Receivables Amount, showing the exchange rates used by BofA in the calculation thereof.

          (iv) At the time BofA notifies Borrower of such Reduced Dollar Equivalent Receivables Amount, BofA, after consultation with the Borrower, will also deliver to Borrower a schedule to the Note to be delivered by Borrower on such Purchase Date, showing the different principal amounts of such Note in the currencies applicable to such principal amounts. No such principal amount in any currency shall exceed the aggregate Required Foreign Currency Amount which is applicable for such currency on such Purchase Date under all Supplements, and the aggregate Dollar Equivalent (calculated at the applicable Determination Date Exchange Rates) of all such principal amounts in such schedule shall equal the Reduced Dollar Equivalent Receivables Amount. Subject to the foregoing sentence, while BofA will consult with the Borrower when preparing such schedule, such schedule as finally prepared by BofA shall be conclusive and binding on Borrower, and Borrower will promptly deliver to BofA a Note, dated the applicable Purchase Date, in the principal amounts and currencies specified in such schedule.

          (v) The parties agree that the fact that Receivables are or may be owned by a Subsidiary of Borrower and/or are or may be subject to an Adverse Claim shall not relieve Borrower from its obligation to issue and sell to BofA hereunder on any Purchase Date a Note in the principal amounts and currencies which are required by all Supplements applicable to such Purchase Date.

          (vi) Unless otherwise permitted by BofA in its sole discretion, no Deficiency Certificate may be delivered, and no Carryforward Amount may be created or continue to exist, following any Change in Control or Early Termination. On each Purchase Date following any Change of Control, Borrower will be required to issue and sell to BofA a Note having an aggregate Dollar Equivalent Principal Amount equal to the Required Dollar Equivalent Receivables Amount for such Purchase Date. If Borrower fails for any reason to issue and sell to BofA a Note having such Dollar Equivalent Principal Amount on any such Purchase Date following a Change of Control, the parties will make payments to each other, as applicable, calculated as set forth in Section 3.04(b).

     (g)  Carryforward Amount.

          (i) If Borrower furnishes a proper Deficiency Certificate to BofA for any Purchase Date, BofA will calculate, and will notify Borrower of the difference between: (A) each Required Foreign Currency Amount for such Purchase Date and (B) the portion of the principal amount in such currency of the Note issued by Borrower on such Purchase Date pursuant to Section 1.02(f)(iv). Each such difference is herein called a "Carryforward Amount").

          (ii) As long as any Carryforward Amount exists, Borrower will deliver to BofA on Wednesday of each calendar week (or, if any such Wednesday is not a Business Day, on the next succeeding Business Day) a certificate signed by Borrower's chief financial officer, treasurer or assistant treasurer showing the aggregate Unpaid Balance of all new Receivables (excluding Transferred Receivables) which were owned by Borrower and its Subsidiaries, taken as a whole, as of the close of business on the preceding Business Day. BofA will calculate the aggregate Dollar Equivalent of such aggregate Unpaid Balance, using the same exchange rates which were used in the calculation of the Reduced Dollar Equivalent Receivables Amount for the applicable Purchase Date pursuant to Section 1.02(f)(iii) (or other rates determined by BofA in good faith based on market conditions as of the Determination Date for such Purchase Date), and shall notify Borrower of such calculation. On the Business Day following its receipt of such notice, Borrower will execute and deliver to BofA an additional Note, dated such Business Day and maturing 90 days (or if such 90th day is not a Business Day, on the next succeeding Business Day) from such date, in principal amounts and currencies specified by BofA, after consultation in accordance with
     Section 1.02(f)(iv) (but not to exceed the amounts specified in the proviso of clause (g)(iii) below). BofA will pay to Borrower the Reduced Purchase Price applicable to each such Note, calculated as set forth in Section 1.03.

          (iii)  Delivery by Borrower of any Note pursuant to this
     Section 1.02(g) shall reduce an outstanding Carryforward Amount by an amount equal to the portion of the principal of such Note which is denominated in the currency of such Carryforward Amount. Borrower will continue to send BofA certified calculations of Receivables,and will execute and deliver Notes to BofA pursuant to this Section 1.02(g) with respect to each Purchase Date for which a Deficiency Certificate was delivered until all Carryforward Amounts relating to such Purchase Date have been reduced to zero or cancelled by BofA, provided, that (1) the aggregate principal amount in any currency of all Notes delivered hereunder which relate to any Purchase Date shall not exceed the aggregate Required Foreign Currency Amount specified for such currency and such Purchase Date in all Supplements and (2) the aggregate Dollar Equivalent of the foreign currency principal amounts of any such Note which is issued to reduce a Carryforward Amount shall not exceed the Dollar Equivalent of the Unpaid Balance of the Receivables owned by Borrower and its Subsidiaries, taken as a whole (excluding Transferred Receivables), as shown in the certificate which was most recently delivered by Borrower pursuant to clause (g)(ii), in each case calculated using same Determination Date Exchange Rate or other exchange rates which were used by BofA in calculating the Reduced Dollar Equivalent Amount at the time the applicable Deficiency Certificate was delivered.

          (iv) The Reduced Purchase Price paid for Notes that are issued and delivered to reduce any Carryforward Amount shall be calculated as set forth in Section 1.03 based on the original Purchase Price payable on the original Purchase Date from which such Carryforward Amount arose, and the original Required Foreign Currency Amounts and Determination Date Exchange Rates applicable to such Purchase Date. BofA may also require the issuance and sale by Borrower of Notes under this Section 1.02(g) after the Termination Date. BofA may in its sole discretion at any time cancel or reduce any Carryforward Amount then in effect.

     (h) Deferral Compensation Amount. For each day during the period from the Purchase Date on which a Carryforward Amount is created until such Carryforward Amount has been reduced to zero or cancelled by BofA, Borrower shall pay to BofA on the last Business Day of each calendar month an additional amount in respect of each then-outstanding Carryforward Amount (such additional amount being herein called the "Deferral Compensation Amount") equal to the product of (x) the Dollar Equivalent of the foreign currency amount of such outstanding Carryforward Amount on such day calculated at the Determination Date Exchange Rate which is applicable to such Purchase Date, multiplied by
(y) a percentage equal to the sum of the Reference Rate in effect on such day plus 2.0% per annum.

     (i) Borrower's Option to Make Payments in Lieu of Carryforward Amount. If any Carryforward Amount shall (or would on any Purchase
Date) be outstanding at any time, the Borrower may, at its option, reduce such Carryforward Amount to zero (or prevent such Carryforward Amount from arising on such Purchase Date) by making a payment to BofA equal to (x) the excess of (A) the Dollar Equivalent, calculated at the applicable Determination Date Exchange Rate for the currency and Purchase Date relating to such Carryforward Amount over (B) the Reduced Purchase Price that would be applicable to such Carryforward Amount (determined as set forth in Section 1.03(c)), plus (y) the Deferral Compensation Amount (if any) which is accrued and unpaid at the date of such payment with respect to such Carryforward Amount. If the amount described in clause (x)(B) exceeds the sum of the amounts described in clause (x)(A) and clause (y), then, provided no Termination Event or Unmatured Termination Event shall have occurred and be continuing, Borrower may at its option require BofA to pay the excess to Borrower. Following any Change in Control or Early Termination, the parties will make payments in respect of all outstanding Carryforward Amounts as provided in Section 1.08(b).

     SECTION 1.03  Delivery of Notes; Purchase Price Calculation.

     (a) Delivery of Notes. Prior to 10:00 a.m. (San Francisco time) on each Purchase Date, Borrower will deliver to BofA a duly completed
Note in the currencies and principal amounts required by Section 1.02. Such Note may be delivered by facsimile, followed promptly by an original; provided, that such facsimile shall be binding and effective for all purposes.

     (b) Payment of Purchase Price. By 11:30 a.m. (San Francisco time) on each Purchase Date, BofA shall, upon satisfaction of the applicable conditions set forth in Article IV, pay to Borrower in Dollars in immediately available funds: (i) the Purchase Price specified for such Purchase Date in the applicable Supplements, as such Supplement may be amended from time to time, or (ii) if applicable, the Reduced Purchase Price calculated pursuant to clause (c).

     (c) Calculation of Reduced Purchase Price. If the principal amount in any currency of any Note delivered on any Purchase Date (as specified by BofA in accordance with Section 1.02(f)(iv)) is less than the aggregate of the Required Foreign Currency Amounts in such currency specified in all applicable Supplements for such Purchase Date, the aggregate portion of the Purchase Price specified in the related Supplements that is to be paid on such Purchase Date in respect of the portion of such Note which is denominated in such currency {xe "Original Purchase Price"}shall be reduced to a Dollar amount equal to:
(i) the aggregate of the Allocated Purchase Price Amounts applicable to such currency for such Purchase Date in all Supplements, multiplied by
(ii) a fraction, the numerator of which is the Dollar Equivalent of the portion of the principal amount of the Note which is denominated in such currency, and the denominator of which is the Dollar Equivalent of the Required Foreign Currency Amount for such currency, in each case calculated using the Determination Date Exchange Rate for such Purchase Date. The aggregate of all such Dollar amounts payable for any Note is herein called the "Reduced Purchase Price".

     SECTION 1.04  Interest on Notes.

     (a) The different portions of the principal amount of each Note may be denominated in different foreign currencies (or, if so provided in any amended Supplement, in Dollars), which will be set forth in
Schedule I to such Note. Interest on each Note will be payable only in Dollars, notwithstanding the currencies in which the principal of such
Note is denominated.

     (b) Borrower will pay interest on each Note (other than a Note which is issued to reduce a Carryforward Amount) for each day during the period from the Issuance Date thereof until the Maturity Date thereof (the "Period to Maturity") at a rate per annum equal to the sum of (A) the Eurodollar Rate (Reserve Adjusted) applicable to such Note plus (B) the Applicable Margin in effect from time to time, applied to the Dollar Equivalent Principal Amount of such Note, calculated according to the following formula:

                     Interest = DEPA x (ERRA + AM) x PTM
                                ------------------------
                                           360

          WHERE:

          DEPA    = the Dollar Equivalent Principal Amount of such
                    Note;

            ERRA  = the Eurodollar Rate (Reserve Adjusted) for the
                    applicable Period to Maturity;

            AM    = The Applicable Margin in effect on such day; and

            PTM   = the number of days in such Period to Maturity.

     Such interest shall be payable on the Maturity Date of such Note.

     (c) Borrower further agrees to pay interest on each Note which is issued to reduce a Carryforward Amount, and on any Note where the circumstances specified in Section 3.03(b) apply, from the Issuance Date thereof until the Maturity Date thereof at a rate per annum equal to the sum of the Reference Rate plus the Applicable Margin in effect from time to time, applied to the Dollar Equivalent Principal Amount of such Note.

     (d) Borrower further agrees to pay interest on any principal of (and, to the extent permitted by applicable law, interest on) any Note which is not paid when due, whether at the Maturity Date thereof or on Early Termination, until such principal or interest is paid in full, at a rate per annum equal to the sum of the Reference Rate plus the Applicable Margin in effect from time to time plus 2.0 percent, applied to the Dollar Equivalent Principal Amount of such unpaid principal or to such unpaid interest, as the case may be.

     (e)  The "Applicable Margin" shall be

          (i) 0.50%, in the case of interest calculated using the Eurodollar Rate (Reserve Adjusted), and zero, in the case of interest calculated using the Reference Rate, on any day when the Borrower is in Collateral Status, and

          (ii) a percentage determined as follows on any day when the Borrower is in Cash Equivalent Investment Status. The Applicable Margin will be determined by BofA from time to time in accordance with the table set forth below based on the most recent Compliance Certificate of Borrower delivered by Borrower pursuant hereto. Such determination shall be based on the calculations (made on a rolling four-quarter basis) of Consolidated Net Income of the Borrower and its Subsidiaries set forth in such Compliance Certificate of Borrower and shall apply from the first Business Day after BofA receives such Compliance Certificate until and through the Business Day when BofA receives the applicable Compliance Certificate for the next fiscal quarter of Borrower. Prior to the first Business Day after the date when BofA receives the first Compliance Certificate delivered hereunder, the Applicable Margin will be 1.125% in the case of interest calculated using the Eurodollar Rate (Reserve Adjusted) and .125% in the case of interest calculated using the Reference Rate.

                                                             Applicable Margin
                                                             -----------------

                                     If interest is        If interest is
                                     calculated using      calculated using
                                     the Eurodollar Rate   the Reference
Consolidated Net Income              Reserve Adjusted      Rate
-----------------------              ------------------    ----------------

Less than or equal to $50,000,000    +1.375%               +0.375%

More than $50,000,000 but less       +1.125%               +0.125%
  than or equal to $90,000,000

More than $90,000,000 but less
  than or equal to $150,000,000      +1.000%               +0%

More than $150,000,000               +0.750%               +0%

     SECTION 1.05  Facility Limit and Note Limit.

     (a) Facility Limit. BofA shall not be obligated to purchase any Note on any Purchase Date to the extent that, after giving effect to such purchase, the Aggregate Purchase Price at such date would exceed the Facility Limit. Any outstanding Carryforward Amount shall continue to be carried forward to the extent that a purchase by BofA of Notes in respect thereof would result in such excess.

     (b) Note Limit. If on any Purchase Date the Dollar Equivalent Principal Amount of the Note to be issued on such Purchase Date exceeds the Note Limit in effect on such Purchase Date (such excess being called the "Note Limit Excess") then:

          (i) BofA, after consultation with the Borrower, will specify lower principal amounts in some or all of the required foreign currencies in which such Note is to be denominated, such that the aggregate Dollar Equivalent of such lower principal amounts of the Note, calculated at the Determination Date Exchange Rates applicable thereto, will equal such Note Limit;

          (ii) the Borrower will issue and sell to BofA on such Purchase Date a Note in such lower principal amounts, and BofA will pay for such Note the full Purchase Price originally applicable to such Purchase Date; and

          (iii) the Borrower will pay to BofA on such Purchase Date in Dollars in immediately available funds an amount equal to such Note Limit Excess, which payment will be subject to the netting provisions of Section 2.03, if applicable.

     SECTION 1.06  Voluntary Termination of Facility; Reduction of Facility
                    Limit

     (a) Borrower may, upon at least five days' (or ten days' in the case of a reduction to zero) prior irrevocable written notice to BofA, permanently reduce (including to zero) the Facility Limit; provided, that the Facility Limit may not at any time be reduced by Borrower to an amount that is (A) less than the sum of (i) the Aggregate Purchase Price plus (ii) the sum of the Dollar Equivalents at the applicable Determination Date Exchange Rates of all outstanding Carryforward Amounts or (B) less than the Aggregate Purchase Price which would be outstanding at any time if all Notes contemplated by all Supplements then in effect were purchased by BofA on their respective Purchase Dates and paid on their respective Maturity Dates (or, in the case of any such Note where no Maturity Date has been specified, on the 90th day after the Purchase Date thereof.

     (b) Each partial reduction of the Facility Limit pursuant to clause (a) shall be in an amount equal to $1,000,000 or an integral multiple thereof.

     (c) In the event of any termination of the Facility the parties shall make the Early Termination Payments specified in Section 1.08.

     (d) No Note may be prepaid prior to its Maturity Date unless such
Note is accelerated following a Termination Event.

     SECTION 1.07  Termination Date; Extension of Termination Date.
(a) The "Termination Date" shall be the earliest to occur of
(i) January 15, 1998 (as such date may be extended from time to time, the "Scheduled Termination Date"), (ii) the last Purchase Date following the date of a termination of the Facility in whole pursuant to Section 1.06(a), (iii) the date so declared pursuant to
Section 7.02, and (iv) the date that occurs automatically pursuant to
Section 7.02.

     (b) Borrower, by written notice to BofA, may from time to time request that the Scheduled Termination Date be extended. Borrower may not make any such request more than once in any calendar quarter. Any such request shall be accompanied or preceded by a proposed revised
Schedule II hereto, showing the proposed additional Determination Dates which Borrower desires to make applicable during the period of the requested extension. No such proposal shall modify the Purchase Dates or Required Foreign Currency Amounts which are shown on any Supplement which is then in effect. BofA will use reasonable efforts to notify Borrower in writing, on or before the date which is 30 days after the receipt by BofA of such request from Borrower, as to whether BofA will consent to such extension and, if BofA does consent to such extension in writing, the conditions of such consent (including conditions relating to legal documentation). If BofA shall notify Borrower that it does not consent to such extension or if BofA fails to notify the Borrower in writing of its consent to such request within such 30 day period, BofA shall be deemed to have not consented to such request and the Scheduled Termination Date shall not be so extended. Borrower acknowledges and agrees that the granting of any such request shall be in the sole and absolute discretion of BofA.

     (c) If BofA is willing, in its sole discretion, to extend the Scheduled Termination Date as so requested by Borrower, the parties will enter into an amendment hereto in the form of Exhibit 1.07(c), including an amendment to Schedule II (collectively, an "Amendment"), to effect such extension.

     SECTION 1.08  Early Termination of Reduction Payments

     (a) If the Termination Date occurs prior to the Scheduled Termination Date (such occurrence being herein referred to as an "Early Termination"), then the rights and obligations of Borrower to issue and sell to BofA, and the rights and obligations of BofA to purchase, Notes shall terminate and be discharged in full with respect to all Purchase Dates that have not occurred prior to the Termination Date, provided, that notwithstanding such discharge and termination, the parties will remain obligated to make all payments set forth in this Section 1.08, and Sections 3.04, and 7.02(b), and provided further, that BofA may still require Borrower to issue and sell Notes to BofA after any Termination Date in respect of any Carryforward Amount, as provided in
Section 1.02(g).

     (b) Promptly following any Change in Control or Early Termination, the parties will make payments to each other, as applicable, calculated as set forth in Section 3.04(a) and (b). In addition, promptly following any Change in Control or Early Termination, Borrower will on demand pay to BofA in Dollars in immediately available funds (x) the sum of all the amounts by which:
(A) the sum of the Dollar Equivalents, calculated at the applicable Determination Date Exchange Rates, of all Carryforward Amounts then in effect exceed (B) the Reduced Purchase Prices that would be applicable thereto (determined as set forth in Section 1.03(c)), plus (y) the aggregate of the Deferral Compensation Amounts that are accrued and unpaid at the date of such payment. If the amounts described in clause
(x)(B) exceed the sum of the amounts described in clause (x)(A) and clause (y), BofA will on demand pay the excess to Borrower.

     (c) Upon the occurrence of an Early Termination, Borrower shall pay to BofA or BofA shall pay to Borrower (as applicable) at the times provided below amounts calculated as follows (each an "Early
Termination Payment"):

          (i) The date on which an Early Termination occurs is herein called the "Early Termination Date."

          (ii) BofA will calculate the gross Dollar amount that it would pay if it entered into forward contracts on the Early Termination Date for purchase by BofA for Dollars of all the Required Foreign Currency Amounts for each Purchase Date, in each case with value dates that are the same as such Purchase Date and using rates determined by BofA in good faith based on market conditions;

          (iii) BofA will calculate the sum of all the Dollar amounts calculated in clause (ii) that would be payable with respect to each Purchase Date.

          (iv) If such aggregate Dollar amount for any Purchase Date is greater than the sum of the applicable Purchase Prices applicable to such Purchase Date, Borrower will pay to BofA, within two Business Days after any demand therefor, the discounted present value of the excess, discounted from the applicable Purchase Date to the date on which such amount is paid at the Eurodollar Rate.

          (v) If such aggregate Dollar amount for any Purchase Date is less than the sum of the applicable Purchase Prices applicable to such Purchase Date, BofA will pay to Borrower, within two Business Days after any demand therefor, the discounted present value of the absolute value of the deficiency, discounted from the applicable Purchase Date to the date on which such amount is paid at the Eurodollar Rate (Reserve Adjusted).

To the extent that payments are to be made by both Borrower and BofA on any day pursuant to this Section 1.08, Section 3.04, or Section 7.02(b) such payments will be netted against each other and only the net amount will be paid by the appropriate party. BofA will not be obligated to make any payment to Borrower pursuant to this Section 1.08,
Section 3.04 or Section 7.02(b) until all Obligations then due and owing have been paid in full and all Carryforward Amounts have been reduced to zero or cancelled by BofA. BofA agrees to pay Borrower interest on any amounts owing by BofA to Borrower that are not paid pursuant to the preceding sentence for the period from: (A) the applicable Purchase Dates from which such amounts are discounted or on which such amounts are payable, as the case may be, to (B) the dates such amounts are paid, at the Federal Funds Rate from time to time in effect.

     SECTION 1.09  Certain Forward Contracts.

     In order to hedge the foreign currency exposure of Borrower with respect to each Note which is delivered by Borrower hereunder, BofA and Borrower agree to enter into certain forward contracts as follows:

     (a) On each Purchase Date when a Note is delivered hereunder, or other date on which a Note is delivered hereunder to reduce any Carryforward Amount (each such Purchase Date or other date being herein called an ("Issuance Date") Borrower and BofA will enter into forward contracts with respect to each foreign currency in which any portion of the Note delivered on such date is denominated, for value on the Maturity Date of the Note issued on such date, pursuant to which, on such Maturity Date, (i) BofA will deliver to Borrower (subject to full payment by Borrower of such Note on such Maturity Date) amounts in the same foreign currencies in which the principal of such Note is denominated which are equal to the portions of such principal which are denominated in such currencies, and (ii) Borrower will deliver to BofA in Dollars the Dollar Equivalent of each of such foreign currency amounts, calculated at the Determination Date Exchange Rate applicable to such Note.

     (b) If Borrower and BofA fail for any reason to enter into the forward contracts specified in clause (a) on any date specified in clause (a), they will be deemed for all purposes hereof (without further action) to have entered into such forward contracts on such day.

     (c) All forward contracts which are entered into pursuant to clause (a) or deemed to be entered into pursuant to clause (b) shall be settled as provided in Section 2.02(a). All such settlements shall be subject to the terms of Section 2.02(b), so that on each Maturity Date, Borrower will be obligated to pay to BofA in Dollars the Dollar Equivalent of each of the foreign currency principal amounts of the Note which matures on such Maturity Date, calculated at the Determination Date Exchange Rate applicable to such Note. Following such payment, Borrower and BofA shall have no further obligations under such forward contracts which have value dates falling on such Maturity Date.


                                  ARTICLE II
                                  SETTLEMENT
                                  ----------

     SECTION 2.01  Maturity Date Payment Procedures

     (a) On each Maturity Date, Borrower shall pay the principal amount of each Note which matures on such Maturity Date plus all interest accrued thereon to BofA, subject, in the case of payments of principal, to the forward contract settlement procedures set forth in
Section 2.02.

     (b) Notwithstanding anything herein to the contrary, the obligations of Borrower hereunder shall not be considered reduced by any payment to BofA if at any time such payment is rescinded or must otherwise be returned for any reason.

     SECTION 2.02  Settlement of Forward Contracts on Maturity Dates.

     (a) Settlement of Forward Contracts.  On each Maturity Date,
Borrower shall:

          (i) hold in trust for BofA all foreign currency principal amounts payable by Borrower on the Note which matures on such date;

          (ii) release such foreign currency amounts to itself from such trust against payment by Borrower to BofA of all Dollar amounts which are payable by Borrower pursuant to all forward contracts which were entered into or deemed entered into pursuant to Section 1.09 and have value dates falling on such Maturity Date; and

          (iii) pay such Dollar amounts under such forward contracts to BofA in immediately available funds, which payment shall discharge Borrower's obligation to pay the principal amount of the Note which matures on such date.

     (b) Payment in Dollars by Borrower. Notwithstanding anything in this Agreement, or in any forward contract which is or is deemed to be entered into pursuant to this Agreement, and notwithstanding that the Notes may be denominated in foreign currencies, it is of the essence under this Agreement that all amounts payable to BofA hereunder or in respect of any Notes shall be payable in Dollars, so that on each Maturity Date, after giving effect to payment of the Note maturing on such date and all payments by Borrower in respect of any forward contracts with value dates on such Maturity Date which are or are deemed to be entered into by BofA and Borrower pursuant to this Agreement, Borrower (whether as Note issuer, forward contract counterparty or otherwise) will pay to BofA in Dollars in immediately available funds the Dollar Equivalent, calculated at the Determination Date Exchange Rate applicable to such Note, of all foreign currency principal amounts of the Note which matures on such Maturity Date.

     SECTION 2.03 Netting of Payments on Certain Issuance Dates. If any Maturity Date is also an Issuance Date, then (provided, that all conditions precedent to any purchase of a Note to be made on such date have been fulfilled prior to 10:00 a.m. (San Francisco time) on such date): (a) BofA will calculate the total amounts payable by Borrower in respect of such Maturity Date and by BofA and Borrower in respect of such Issuance Date, (b) such payments will be netted against each other, and (c) only the net amount will be paid by the appropriate party on such date. However, if by such time on such date any condition precedent to payment of Purchase Price or Reduced Purchase Price to a Note applicable has not been fulfilled (including by non-receipt by BofA of any properly completed and executed Note or other document required hereby) then no such netting will be permitted and Borrower will be required to pay BofA on such Maturity Date the full amount payable in respect of such Maturity Date under all Notes maturing on such Maturity Date and all forward contracts entered into or deemed entered into hereunder with respect to such Notes. Failure to pay such full amount within three Business Days after such Maturity Date shall constitute a Termination Event under Section 7.01(a)(i).

     SECTION 2.04 Payments and Computations, Etc. All amounts to be paid or deposited (A) to or for the account of BofA by Borrower hereunder or (B) to or for the account of Borrower by BofA hereunder, shall in each case be paid or deposited in accordance with the terms hereof no later than 11:30 a.m. (San Francisco time) on the day when due in Dollars in immediately available funds (i) if to BofA for payment of the structuring fee referred to in Section 3.01(b) at Bank of America ABA 1210-0035-8, BISD Account No. 3300683980, Attention:
Interest Rate Swap Operations, (ii) if to BofA for payment of other amounts hereunder at Account No. 1233183980 at Bank of America National Trust and Savings Association, Concord, California and (iii) if to Borrower, at Account No. 4191706 at Harris Trust and Savings Bank, Chicago, Illinois. Borrower shall pay to BofA interest on all amounts not paid or deposited when due (without giving effect to any grace period) until paid or deposited in full at 2% per annum above the sum of Reference Rate plus the Applicable Margin from time to time in effect, payable on demand; provided, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Interest and all fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed.

                                 ARTICLE III
                          FEES AND YIELD PROTECTION
                          -------------------------

     SECTION 3.01  Fees

     (a) Facility Fee. From the Initial Closing Date until the Termination Date, Borrower shall pay to BofA a facility fee ("Facility Fee") for each day in such period equal to (A) the excess of (i) the Facility Limit over (ii) the Aggregate Purchase Price on such day times
(B) the Applicable Facility Fee Rate on such day divided by (C) 360. Such Facility Fee shall be paid quarterly in arrears, on the last Business Day of each calendar quarter and on the Termination Date.

     (b) Structuring Fee. Borrower shall pay to BofA a structuring fee of $100,000 payable prior to or on the Initial Closing Date.

     (c) The "Applicable Facility Fee Rate" shall be:

          (i) .25% on any day when the Borrower is in Collateral Status, and

          (ii) a percentage determined as follows on any day when the Borrower is in Cash Equivalent Investment Status. For the period from the Closing Date through the Business Day when BofA receives the first Compliance Certificate hereunder, the Applicable Facility Fee Rate will be .350%. Thereafter, the Applicable Facility Fee Rate will be determined by BofA from time to time in accordance with the table set forth below based on the most recent Compliance Certificate delivered by the Borrower pursuant hereto. Such determination shall be based on the calculations of Consolidated Net Income (made on a rolling four quarter basis) set forth in such Compliance Certificate and shall apply from the first Business Day after BofA receives such Compliance Certificate until and through the Business Day when BofA receives the applicable Compliance Certificate for the next fiscal quarter as provided herein.

                                                Applicable Facility
           Consolidated Net Income                 Fee Rate
           -----------------------              -------------------

     Less than or equal to $50,000,000            0.400%

     More than $50,000,000 but less               0.350%
       than or equal to $90,000,000

     More than $90,000,000 but less               0.300%
       than or equal to $150,000,000

     More than $150,000,000                       0.250%

     SECTION 3.02  Yield Protection

      If (a) Regulation D of the Board of Governors of the Federal Reserve System or (b) any Regulatory Change occurring after the date hereof:

          (i) shall subject any Affected Party to any tax, duty or other charge with respect to its exercise of its rights or performance of its obligations under any Agreement Document, or shall change the basis of taxation of payments to any Affected Party of any amounts payable to it under any Agreement Document (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the jurisdiction in which such Affected Party's principal executive office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, or deposits or obligations with or for the account of (or with or for the account of any affiliate of), or credit extended by, any Affected Party; or

          (iii) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

          (iv) shall impose any other condition affecting any Affected Party in connection with any Agreement Document;

and the result of any of the foregoing is:

               (x) to increase the cost to (or to impose a cost on) such Affected Party's participating in the transactions contemplated in any Agreement Document,

               (y) to reduce the amount of any sum received or receivable by such Affected Party under any Agreement
          Document, or

               (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of such Affected Party as a consequence of its obligations arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then upon written notice by the applicable Affected Party to Borrower, Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate it for such increased cost or such reduction. Such written notice shall include calculations thereof in reasonable detail and, in the absence of manifest error, be conclusive and binding upon Borrower.

     SECTION .03 Inability to Determibe the Eurodollar Rate; Failure to Specify Maturity Date.

     (a) If BofA shall have determined in good faith, that: (i) Dollar deposits are not available to banks such as BofA in the London interbank eurodollar market, or (ii) by reason of circumstances affecting the London interbank eurodollar market, adequate means do not exist for ascertaining the applicable Eurodollar Rate, or (iii) it would be contrary to any applicable law or regulation for the applicable interest rate to be determined based on the Eurodollar Rate, then BofA shall promptly so notify Borrower, which determination shall be conclusive and binding on Borrower, and, so long as such circumstances shall continue, Borrower shall pay interest to BofA as provided in clause (c).

     (b) In addition, if Borrower shall fail for any reason to notify BofA prior to 10:00 a.m. (San Francisco time) on the third Eurodollar Business Day preceding the Issuance Date of any Note of the precise Dollar Equivalent Principal Amount and Maturity Date of such Note, the Borrower will be obligated to pay interest on such Note Amount calculated as provided in clause (c).

     (c) If any of the circumstances described in clause (a) or (b) above are applicable on the Issuance Date of any Note, Borrower shall pay to BofA on the Maturity Date of such Note interest on such Note, calculated for each day during the period from such Issuance Date to such Maturity Date at a rate per annum equal to the sum of the Reference Rate plus the Applicable Margin in effect on such day, applied to the Dollar Equivalent Principal Amount of such Note.

     SECTION 3.04 Funding Losses. (a) In the event BofA shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds obtained by BofA in order to fund its purchase of Notes from Borrower) as a result of:

          (i) any termination of the Facility or any reduction of the Facility Limit pursuant to Section 1.06 or the occurrence of an Early Termination, or the principal amount of any Note in any currency being less than the amount required hereby, or the Dollar Equivalent Principal Balance of any Note being less than the amount specified in the Borrower's notice delivered pursuant to
     Section 1.02(e)(i), or the payment by BofA of a Reduced Purchase Price pursuant to Section 1.03(c) or 1.09 (in the case of each of the foregoing, to the extent not included in the Early Termination Payments paid pursuant to Section 1.08);

          (ii) the failure by Borrower to issue and sell to Bank of America any Note which Borrower is required to issue and sell under the terms of this Agreement, or

          (iii) the failure by Borrower to pay in full to BofA on any Maturity Date all amounts which are due on such date under any Note and under all forward contracts which are entered into or deemed entered into pursuant to Section 1.09 and which have value dates falling on such Maturity Date, or the payment by Borrower of any such amounts on any day other than the applicable Maturity Date.

then, upon written notice by BofA to Borrower, Borrower shall pay directly to BofA such amount as will reimburse BofA for such loss or expense. Such written notice shall include calculations thereof in reasonable detail and shall, in the absence of manifest error, be conclusive and binding on Borrower.

     (b) Without limiting the foregoing, if for any reason Borrower fails on any Purchase Date to issue and sell to BofA a Note having principal amounts at least equal to the Required Foreign Currency Amounts applicable to such Purchase Date (or, but only if Borrower has timely delivered to BofA a Deficiency Certificate in accordance with
Section 1.02(f), such lesser amount permitted by Section 1.02(f)), then on such Purchase Date Borrower will pay to BofA as liquidated damages for BofA's loss of profit for Borrower's breach of its agreement to issue and sell such Note for the Purchase Prices applicable thereto an amount equal to the excess, if any, of: (i) the Required Dollar Equivalent Receivables Amount (or, if permitted by Section 1.02(g), Reduced Dollar Equivalent Receivables Amount applicable to such Purchase Date), over (ii) the Purchase Price or Reduced Purchase Price applicable to such Purchase Date. Such damages are payable in addition to, but without duplication of, any other amounts payable by Borrower hereunder. If the amount described in clause (ii) exceeds the amount described in clause (i), BofA will pay such excess to Borrower, subject to the last paragraph of Section 1.08(c).

     SECTION 3.05 Taxes, Etc. Borrower hereby covenants that all payments by Borrower to BofA in respect of any Obligation, shall be made without any set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed on Borrower or BofA (as applicable) with respect to such payments by any governmental or other authority, except to the extent that such deduction or withholding is compelled by applicable laws, rules or regulations. As used herein, the term "Taxes" shall include all excise and other taxes of whatever nature imposed on Borrower or BofA (as applicable) with respect to such payments (other than taxes generally assessed on the overall net income of BofA imposed by the jurisdiction in which BofA's principal executive office is located), as well as all levies, imposts, duties, charges or fees of whatever nature.

     If Borrower is compelled by applicable laws, rules or regulations to make any such deduction or withholding, Borrower will:

     (a) pay to the relevant authorities the full amount required to be so withheld or deducted;

     (b) pay to BofA such additional amounts as may be necessary in order that the net amount received by BofA, after such deduction or withholding (including any required deduction or withholding on such additional amounts) shall equal the amount BofA would have received had no such deduction or withholding been made; and

     (c) promptly forward to BofA an official receipt or other documentation satisfactory to BofA evidencing such payment to such authorities.

Moreover, if any Taxes are directly asserted against BofA with respect to any payment made in respect of any Obligation, BofA may pay such Taxes, and Borrower agrees promptly to pay such additional amount (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by BofA after the payment of such taxes (including any Taxes on such additional amount) shall equal the amount BofA would have received had no such Taxes been asserted.

     SECTION 3.06 Set-off. BofA is hereby authorized upon the occurrence of any Termination Event, to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts, or moneys of Borrower then or thereafter maintained with BofA.

                                  ARTICLE IV
                  CONDITIONS TO EFFECTIVENESS AND PURCHASES
                  -----------------------------------------

     SECTION 4.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the condition precedent that BofA shall have received the following, each in form and substance satisfactory to BofA:

     (a)  Original executed copies of this Agreement;

     (b) A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) resolutions of Borrower's Board of Directors approving the Agreement Documents and the transactions contemplated therein, (ii) the names and true signatures of the officers authorized on its behalf to sign the Agreement Documents to be delivered by it hereunder (on which certificate BofA may conclusively rely until such time as BofA shall receive from Borrower a revised certificate), (iii) a true, correct and complete copy of the Certificate of Incorporation of Borrower duly filed with the Secretary of State of its state of incorporation as in effect on the date of delivery of such certificate, and (iv) a true, correct and complete copy of the Bylaws of Borrower as in effect on the date of delivery of such certificate;

     (c) A good standing certificate for Borrower issued by the Secretary of State of its state of incorporation;

     (d) An opinion of counsel for Borrower, substantially in the form of Exhibit 4.01(d);

     (e) The fees payable to BofA pursuant to Section 3.01(b), together with all costs and expenses due and payable pursuant to
Section 9.05, if then invoiced; and

     (f) Such other approvals, opinions or documents as BofA may reasonably request.

     SECTION 4.02 Conditions Precedent to All Purchases of Notes. The obligation of BofA to purchase any Note and to pay the Purchase Price or Reduced Purchase Price related thereto on any Issuance Date shall be subject to the further conditions precedent that:

     (a) BofA shall have received such Note, in the principal amounts in the applicable currencies specified in Section 1.02,duly completed and executed on behalf of Borrower and satisfactory in form and substance to BofA,

     (b) BofA shall have received a certificate from the chief financial officer, treasurer or assistant treasurer of Borrower in the form of Exhibit 4.02(b), and

     (c) on the date of such purchase the following statements shall be true (and Borrower, by accepting the Purchase Price or the Reduced Purchase Price, shall be deemed to have certified that):

               (i) the representations and warranties contained in
          Section 5.01 are correct on and as of such day as though made on and as of such day,

               (ii) no Termination Event or Unmatured Termination Event (except, if permitted by Section 7.02(e) a Change of Control Termination Event) exists or would result from such purchase,

               (iii) after giving effect to such purchase, the Aggregate Purchase Price at such time will not exceed the Facility Limit,

               (iv) the Termination Date shall not have occurred, and

               (v) the Dollar Equivalent Principal Balance of such Note will not exceed the Note Limit, and any Note Limit
          Excess which is payable on such Purchase Date pursuant to
          Section 1.05(b) shall be paid on such date.


                                  ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     SECTION 5.01  Representations and Warranties of Borrower.
Borrower represents and warrants as follows:

     (a) Organization and Good Standing. Borrower is validly existing as a corporation in good standing under the laws of its state of incorporation and possesses all necessary licenses and approvals, and is duly qualified to do business in each jurisdiction in which the nature of its business requires such licenses and approvals to own its properties and to conduct its business or in which the failure so to qualify would have a Material Adverse Effect.

     (b) Power, Authorization and Non-Contravention. The execution, delivery and performance by Borrower of the Agreement Documents to which it is a party (a) are within Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene (i) Borrower's charter or by-laws, (ii) any contractual restriction binding on or affecting Borrower or any of its property, (except where such contravention would not give rise to any Material Adverse Effect or render any Agreement Document unenforceable against the Borrower or its creditors), or (iii) any law, rule, regulation, order, judgment, injunction, decree, determination or award binding on or affecting Borrower or its property, (d) do not result in the imposition of any Adverse Claim on any of Borrower's material properties and (e) do not require any authorization, approval or other action by, or notice to or filing with, any Governmental Authority or regulatory body or any other Person.

     Without limiting the generality of the foregoing, (A) Borrower had at all relevant times, and now has, all necessary power, authority and legal right to issue and sell the Notes and to incur and perform its obligations under the Notes and the other Agreement Documents, (B) the use of funds obtained by Borrower under this Agreement will not violate any of Regulations G, T, U and X of the Federal Reserve Board, and (C) Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     (c) Binding Obligations. This Agreement constitutes, and each Note and each other Agreement Document to which Borrower is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

     (d) Litigation. There is no action, suit or proceeding pending or, to the best of Borrower's knowledge, threatened in any court or a governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (i) except as set forth on
Exhibit 5.01(d) that relates to Borrower or any of its Subsidiaries or any of the properties of Borrower or any of its Subsidiaries and that, if adversely determined, could create a Material Adverse Effect, or
(ii) that relates to any aspect of the transactions contemplated by this Agreement.

     (e) No Material Adverse Effect. Since September 27, 1996, no event or occurrence that individually or in the aggregate is reasonably likely to have a Material Adverse Effect has occurred, other than as disclosed on Borrower's quarterly report on Form 10-Q dated as of November 8, 1996 for the period ended September 27, 1996 and press releases disseminated by Borrower and made available to BofA prior to the date hereof.

     (f) Accuracy of Information. All written information supplied by or on behalf of Borrower to BofA for purposes of or in connection with any Agreement Document or any transaction contemplated herein or therein is true, complete and accurate in all material respects and such information is not incomplete by omitting to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect on the date as of which such information is dated.

     (g) Taxes. Borrower has filed or caused to be filed all tax returns and reports required by applicable laws, rules and regulations to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing, except any such taxes, assessments or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     (h) Compliance with Applicable Laws. Borrower is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all Governmental Authorities (federal, state, local or foreign, and including Environmental Laws, tax laws and laws with respect to ERISA and laws, rules and regulations applicable to the Contracts), a violation of any of which, individually or in the aggregate for all such violations, would be reasonably likely to have a Material Adverse Effect.

     (i) ERISA. Borrower and its ERISA Affiliates have not incurred and are not reasonably expected to incur any material liability in connection with any Plan, other than ordinary liabilities for benefits; neither Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material Withdrawal Liability to any Plan; and no Plan of Borrower or any ERISA Affiliate is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.


                                  ARTICLE VI
                        GENERAL COVENANTS OF BORROWER
                        -----------------------------

     SECTION 6.01 Affirmative Covenants of Borrower. Until the first day following the Termination Date on which all Carryforward Amounts have been reduced to zero or cancelled by BofA, and all Obligations are paid in full in cash, Borrower will:

     (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, permits, orders, consent decrees and judgments binding on Borrower and its Subsidiaries, except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (b) Preservation of Corporate Existence and Name. (i) Preserve and maintain, and cause its Material Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation; and (ii) qualify and remain qualified in good standing as a foreign corporation in each jurisdiction except where the failure to maintain a franchise or privilege or to remain qualified would not have a Material Adverse Effect.

     (c) Audits. At the expense of Borrower, upon reasonable prior notice at any time and from time to time during regular business hours, permit, and cause its Subsidiaries to permit, BofA or its agents or representatives (i) to examine and make copies of and abstracts from the records of, and (ii) to visit the offices and properties of, Borrower, and to discuss matters relating to the Receivables or Borrower's performance hereunder with any of the officers or employees of Borrower, provided, that unless a Termination Event or Unmatured Termination Event shall have occurred and be continuing, only one such audit in any calendar year shall be at the expense of Borrower.

     (d) Keeping of Records and Books of Account. Maintain at all times accurate and complete books, records and accounts relating to the Receivables, in which timely entries shall be made.

     (e) Taxes. Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes and governmental charges imposed upon it or its properties, prior to the date on which penalties attach thereto, if failure to pay such taxes or governmental charges could reasonably be expected to have a Material Adverse Effect; except any such tax or charge which is being contested in good faith and by appropriate proceedings if such contest shall operate to stay the Material Adverse Effect of any such nonpayment.

     (f) Availability of Receivables. Use and cause its Subsidiaries to use, commercially reasonable efforts to manage its and their Receivables so that it and they will own, on each Purchase Date, Receivables (excluding Transferred Receivables) that have an aggregate Unpaid Balance of not less than the Required Dollar Equivalent
Receivables Amount applicable to such Purchase Date.

     (g)  Reporting Requirements of Borrower.  Furnish to BofA:

          (i) Quarterly Financials. As soon as available and in any event within 55 days after the end of each fiscal quarter (except the fourth fiscal quarter of any fiscal year), consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of operations and cash flows of Borrower and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, in each case in reasonable detail and duly certified (subject to year-end audit adjustments and without footnotes) by the chief financial officer, treasurer or assistant treasurer of Borrower as having been prepared in accordance with GAAP (applied on a consistent basis).

          (ii) Annual Financials. As soon as available and in any event within 120 days after the end of each fiscal year, a copy of Borrower's annual report on Form 10-K (or any successor form in substantially the same format) for such fiscal year of Borrower and its Subsidiaries, including therein a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of operations and cash flows of Borrower and its Subsidiaries for such fiscal year, certified in a manner acceptable to BofA by independent public accountants of nationally recognized standing acceptable to BofA. The Borrower acknowledges that (without limitation) BofA is relying upon the financial statements delivered from time to time pursuant to this Agreement, including the annual audited financials referenced in this Section;

          (iii) Termination Events. Within five Business Days after Borrower discovers the occurrence of any Termination Event or Unmatured Termination Event continuing on the date of such statement, a statement of a Responsible Officer setting forth details of such Termination Event or Unmatured Termination Event and the action that Borrower proposes to take with respect thereto;

          (iv) ERISA Event. Promptly and in any event within ten days after a Responsible Officer of Borrower or any ERISA Affiliate knows or has reason to know that any material ERISA Event has occurred, a statement of a Responsible Officer of Borrower describing such ERISA Event and the action, if any, that Borrower or such ERISA Affiliate proposes to take with respect thereto;

          (v) Proceedings. Promptly after a Responsible Officer of Borrower becomes aware of the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any of its Subsidiaries of the type described in Section 5.01(d);

          (vi) SEC Reports. Promptly after the sending or filing thereof, copies of all reports on Form 10-K, 10-Q or 8-K that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor;

          (vii) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in clauses (g)(i) and (g)(ii), a Compliance Certificate executed by the chief financial officer, treasurer or assistant treasurer of Borrower.

          (viii) Other Information. Such other information respecting the business or properties or the condition, financial or otherwise, or operations of Borrower or any of its Subsidiaries as BofA may from time to time reasonably request.

BofA agrees that delivery to BofA under the Bank Credit Agreement of any of the documents required by this clause (g) (other than clause
(g)(iii) and (g)(vii)) shall satisfy Borrower's obligation to deliver such documents hereunder.

Notwithstanding the foregoing, upon the occurrence and during the continuance of a Termination Event or a Unmatured Termination Event, Borrower will, and will cause its Subsidiaries to, provide to BofA additional information and any and all of the above information more frequently to the extent requested by BofA.

     (h)     Maintenance of Cash Equivalent Investments or Cash
Collateral.

          (i) The Borrower and its Subsidiaries will (unless the Borrower has executed and delivered to the Bank the security agreement referred to in clause (h)(ii)(B) below) own sufficient Cash Equivalent Investments so that, on the last day of each fiscal quarter of the Borrower, the Free Cash Equivalent Investment Amount will be not less than $200,000,000. The term "Free Cash Equivalent Investment Amount" means, with respect to the last day of any fiscal quarter, the excess of (A) the U.S. Dollar equivalent (determined in accordance with GAAP) of the Cash Equivalent Investments owned by the Borrower and its Subsidiaries on such day, as shown on the consolidated balance sheet of the Borrower and its Subsidiaries for such day which is delivered pursuant to Section 6.01(g)(i) or (ii) above, over (B) the sum of
     (1) the aggregate of the Dollar Equivalent Principal Amounts of all Notes which are outstanding or to be issued on such day, plus
     (2) the aggregate outstanding principal amount of all loans and advances which are outstanding or to be borrowed on such day under the Bank Credit Agreement, plus (3) the aggregate face amount of all letters of credit which are (or are deemed to be) outstanding or to be issued on such day under the Bank Credit Agreement, excluding any "Letter of Credit" as defined in the Receivables Transfer Agreement, plus (4) the aggregate "Transferred Receivables Amount", as defined in the Receivables Transfer Agreement, which is outstanding on such day.

          (ii) The Borrower and its Subsidiaries will not be required to maintain Cash Equivalent Investments in the amounts specified in clause (i) above if the Borrower:

               (A)  maintains a cash collateral account at BofA;

               (B) executes and delivers to BofA a security agreement in form and substance satisfactory to BofA covering all cash and other investments which are from time to time maintained in such account (which investments shall be in form and substance approved by BofA at the time such security agreement is delivered, shall be of the Required Credit Quality, and shall, if required by BofA, be made in the name of BofA);

               (C) on each day maintains cash and other such approved investments in such account at BofA in an aggregate amount (or, in the case of investments, principal equivalent amounts) which is not less than 102% of the aggregate of the Dollar Equivalent Principal Balances of all Notes which are outstanding or to be issued on such day (after giving effect to any Notes which will be repaid on such day);

               (D) delivers to BofA such consents as may be required under the Bank Credit Agreement (and all other agreements or instruments affecting the Borrower) to the delivery of such security agreement and collateral; and

               (E) delivers to BofA such resolutions, incumbency certificates, opinions of counsel and other documents as BofA may require with respect to authorization, enforceability, legality, perfection, lack of conflict and other matters required by BofA with respect to such security agreement and the collateral covered thereby.

               "Required Credit Quality" means, with respect to any investment of collateral pursuant to this clause (h)(ii),

                  (i)    that the maturity date of such investment
                    falls not more than 110 days after the date such investment is made;

                  (ii)   that such investment is rated not lower than
                    A-1 or A by S&P and not lower than P-1 or A by Moody's Investors Service, Inc.; and

                  (iii)  that such investment complies with Borrower's
                    corporate investment policy as amended from time to time and as most recently approved by the lenders under the Bank Credit Agreement.

          (iii) If Borrower is required to maintain (along with its Subsidiaries) Cash Equivalent Investments in the amounts specified in clause (h)(i), the Borrower shall be deemed to be in "Cash Equivalent Investment Status" for purposes of determining the Applicable Margin and the Applicable Facility Fee Rate. If Borrower has executed and delivered the security agreement referred to in clause (h)(ii)(B), the Borrower shall be deemed to be in "Collateral Status" for such purposes. If the Borrower is in Collateral Status, it will be required to comply with all the provisions of, and take all the actions specified in, clauses
     (h)(ii)(A) through (E) above.

          (iv) Following any Change in Control, Borrower will, within one Business Day following any demand by BofA, execute and deliver to BofA a security agreement as contemplated by clause (h)(ii)(B) and otherwise comply in all respects with the provisions of, and take all the actions specified in, clauses (h)(ii)(A), through (E) above. Following delivery of such security agreement, Borrower will be in Collateral Status. BofA will not be required to pay the Borrower the Purchase Price or Reduced Purchase Price of any Note following any such demand by BofA unless Borrower is in full compliance with, and has taken all the actions specified in, clauses (h)(ii)(A) through (E).


                                 ARTICLE VII
                              TERMINATION EVENTS
                              ------------------

     SECTION 7.01 Termination Events. Each of the following events shall be a "Termination Event" hereunder:

     (a) any amount payable by Borrower under any Note or any other Agreement Document (including without limitation under any forward contract which is entered into or deemed entered into pursuant to
Section 1.09) is not paid when due hereunder, which failure continues for: (i) three Business Days, in the case of any payment required to be made on any Maturity Date, or (ii) except as set forth in clause (c), ten Business Days, in the case of any other payment hereunder;

     (b) Any representation or warranty made or deemed to be made by Borrower under or in connection with any Agreement Document, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

     (c)  Borrower: (i) shall fail on any Purchase Date to either:
(A) issue and sell to BofA Notes having principal amounts equal to all Required Foreign Currency Amounts applicable to such Purchase Date, or
(B) deliver to BofA a Deficiency Certificate pursuant to
Section 1.02(f), and (ii) shall thereafter fail to make any payment required by Section 1.02(g) or Section 3.04, and such failure to make such payment shall continue for five Business Days,

     (d) Borrower shall fail to perform or observe any term, covenant or agreement contained in any Agreement Document (excluding the terms, covenants and agreements described above in Sections 7.01(a) and (c), which failure continues unremedied for (A) one Business Day in the case of any failure to maintain collateral in the amounts required by Section 6.01(h)(ii) or (h)(iv), and (B) thirty days in the case of any other such failure, in each case after written notice by BofA to Borrower;

     (e) (i) Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on, or any other amount payable in respect of, (A) any Debt outstanding under the Bank Credit Agreement, or (B) any other Debt outstanding in a principal or notional amount of at least $25,000,000 in the aggregate (but excluding Debt arising hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, redemption, purchase, defeasance, cash collateralization, acceleration, demand or otherwise), and such failure shall continue (x) after the applicable grace period, if any, in the case of a non-payment of principal or (y) for five Business Days after the applicable grace period, if any, in the case of non-payment of any other amount, in each case specified in the agreement or instrument relating to such Debt and shall not have been cured or waived; (ii) any failure to make any payment or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt (including the Bank Credit Agreement), if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to become due and payable (whether by required prepayment (other than by a regularly scheduled required prepayment), purchase, redemption, defeasance, cash collateralization, acceleration, demand or otherwise) or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, prior to its scheduled maturity, and, unless such Debt has been accelerated or otherwise has become due and payable prior to its scheduled maturity, such failure, event or condition continues for ten Business Days after any grace period specified in the applicable agreement or instrument relating to such Debt; or (iii) any default, termination event, repurchase event or like event by or relating to Borrower or any of its Affiliates shall have occurred under any agreement (other than an Agreement Document) that involves a commitment of $25,000,000 or more and provides for (x) the sale, assignment or factoring of accounts receivables or (y) any other structured financing or off-balance sheet financing and, in the case of any such default, termination event or like event, shall have continued for the grace period, if any, applicable thereto, and as a result (A) in the case of clause (x) next above, the obligation to purchase, take by assignment or factor such receivables shall have been terminated or the transferee of receivables shall have the right (with or without the passage of time or the giving of notice, or both) to terminate such obligation or (B) in the case of clause (y) next above, the obligations of the other party or parties to such other structured financing or off-balance sheet financing shall terminate or such other party or parties shall have the right to terminate such obligations.

     (f) A Bankruptcy Event with respect to Borrower or any of its Material Subsidiaries shall occur;

     (g) There shall occur any event which materially and adversely affects the ability of Borrower to perform its obligations under any Agreement Document;

     (h) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Borrower and such lien shall not have been released within 30 days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Borrower or any of its Affiliates.

     (i)  Any Change in Control shall occur;

     (j) Any judgments, decrees, or orders shall be rendered against Borrower or any of its Material Subsidiaries in excess of $15,000,000 in the aggregate and which are not, within a period of 30 days, either satisfied or stayed pending appeal;

     (k) Any Agreement Document shall (except in accordance with its terms), in whole or in part, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, any of its Affiliates or any such Person shall deny that it has any obligation thereunder; or

     (l) Any "Termination Event", as defined in the Receivables Transfer Agreement, shall occur and be continuing, provided, that if the only such "Termination Event" is a Change in Control Termination Event, BofA's remedies will be limited as set forth in Section 7.02(e).

     SECTION 7.02 Remedies. (a) Upon the occurrence of a Termination Event (other than a Termination Event described in Section 7.01(f) with respect to Borrower), BofA may by notice to Borrower declare the Termination Date to have occurred. The Termination Date shall be deemed to have occurred automatically upon the occurrence of a Termination Event described in Section 7.01(f) with respect to Borrower.

     (b) Upon the occurrence of the Termination Date as a result of the occurrence of any Termination Event,

          (i) the commitment of Bank of America to purchase Notes and enter into forward contracts hereunder shall terminate;

          (ii) Bank of America may declare the unpaid principal amount of all outstanding Notes, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Agreement Documents to be immediately due and payable, and may accelerate the value dates of all forward contracts which were entered into or deemed entered into pursuant to Section 1.09, so that all payments in respect of such forward contracts will be payable on the dates on which the related Notes have been declared to be due and payable, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

          (iii) BofA shall compute, as liquidated damages, the Early Termination Payment to be paid in connection with the Termination Date pursuant to Section 1.08, together with any amounts payable to BofA pursuant to Section 3.04(a), and any amounts payable by Borrower pursuant to Section 3.04(b) and such amounts shall become immediately due and payable by Borrower; provided, that no Early Termination Payment shall be paid to Borrower that results from the occurrence of the Termination Date until all Carryforward Amounts have been reduced to zero or cancelled by BofA and all Obligations shall have been finally and fully paid and performed in full and in cash.

     (c) Upon termination of the Facility pursuant to this Section, BofA shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under applicable laws, which rights shall be cumulative.

     (d) BORROWER ACKNOWLEDGES AND AGREES THAT THE OBLIGATION OF BOFA TO PURCHASE NOTES AND ENTER INTO FORWARD CONTRACTS HEREUNDER IS A
"FINANCIAL ACCOMMODATION", WITHIN THE MEANING OF 11 U.S.C.
SECTION365(C)(2), BUT ANY TERMINATION OF BOFA'S OBLIGATION HEREUNDER SHALL NOT RELIEVE BORROWER OF ANY OBLIGATION TO MAKE ANY EARLY
TERMINATION PAYMENT OR OTHER PAYMENT DUE HEREUNDER.

     (e)(i) Notwithstanding the foregoing, if (A) a Termination Event under Section 7.01(i) or (B) a Termination Event under Section 7.01(i) resulting from a breach of Section 6.01(b)(i) that is caused only by a Change in Control (each a "Change in Control Termination Event") shall have occurred, then, (but only if and so long as no other Termination Event shall occur or be continuing) BofA's remedies with respect to such Change in Control Termination Event shall be limited as set forth in this clause (e).

          (ii) If, following such Change in Control Termination Event, each Surviving Entity shall have ratified and agreed to be bound by this Agreement and the Agreement Documents to the same extent as Borrower, by documents in form and substance satisfactory to BofA, then BofA (A) will not specify an Early Termination and (B) will continue to accept and pay the Purchase Price for Notes on each Purchase Date as provided in this Agreement and any Agreement Document, provided, that (1) all conditions precedent to such Purchase and such payments that are set forth in Section 4.02 (other than the absence of a Change in Control Termination Event) have been met, (2) the credit rating (or implied credit rating) given by S&P to the senior unsecured and uncredit-enhanced long term debt of each Surviving Entity is not lower than the credit rating or implied credit rating that S&P gave to such debt of Borrower immediately prior to such Change in Control, and (3) if S&P does not issue a credit rating or implied credit rating for any such debt of any Surviving Entity, then, in the reasonable opinion of BofA, the combined financial condition of the Surviving Entities is not materially worse than that of Borrower prior to such Change in Control.

          (iii) The term "Surviving Entity" means, with respect to any Change in Control, (A) Borrower, if Borrower survives such Change in Control, (B) any Person with or into which Borrower is merged or consolidated, if Borrower does not survive such Change in Control, (C) any Person that, following such Change in Control, owns beneficially, directly or indirectly, securities (or securities which are convertible into such securities) representing more than 50% of the combined voting power of all securities entitled to vote in the election of directors of Borrower or any Person with or into which Borrower is merged or consolidated, and (D) any Person or Persons to which all or substantially all of Borrower's assets have been transferred.

          (iv) Nothing herein shall obligate BofA to enter into any Supplement following any Change in Control Termination Event.


                                 ARTICLE VIII
                         INDEMNIFICATION; EXCULPATION
                         ----------------------------

     SECTION 8.01 Indemnities by Borrower. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, Borrower hereby agrees to indemnify each of BofA and each of its Affiliates, each of its and their respective successors, transferees and assigns and all of its and their officers, directors, shareholders, controlling persons, employees and agents (each an "{xe "Indemnified Party"}Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements and the allocated costs of in-house counsel, if any (all of the foregoing being collectively called "{xe "Indemnified Amounts"}Indemnified Amounts") that may be incurred by or asserted against any Indemnified Party in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding (whether or not an Indemnified Party is a party thereto) arising out of, related to or in connection with, any Contract or Agreement Document, or the transactions contemplated herein or therein or the use of proceeds herefrom or therefrom; provided that no Indemnified Party shall be indemnified under this Section 8.01 with respect to (i) matters for which such Indemnified Party has been compensated pursuant to any other provision of this Agreement or (ii) Indemnified Amounts caused by or resulting from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. If any action is brought against any Indemnified Party with respect to any Contract, such Indemnified Party shall promptly notify Borrower in writing of the institution of such action and Borrower shall thereupon have the right, at its option, to elect to assume the defense of such action. If Borrower so elects, it shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Borrower in connection with the defense of such action or (ii) Borrower shall not have properly employed counsel reasonably satisfactory to such Indemnified Party to have charge of the defense of such action, in which case such fees and expenses shall be paid by Borrower. If such Indemnified Party shall have reasonably concluded (based upon the advice of counsel) that the representation by one counsel of the Indemnified Party and Borrower creates a conflict of interest for such counsel, the reasonable fees and expenses of such counsel shall be borne by Borrower and Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party (but shall retain the right to direct the defense of such action on behalf of Borrower). Anything in this Section 8.01 to the contrary notwithstanding, Borrower shall not be liable for the fees and expense of more than one counsel for any Indemnified Party in any jurisdiction as to any Indemnified Amounts or for any settlement of any Indemnified Amounts effected without its written consent. All Obligations of Borrower under this Section 8.01 shall survive the making and repayment of the Obligations and the termination of this Agreement.

     If for any reason the indemnification provided in this Section
8.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Borrower shall contribute to such Indemnified Party the maximum amount that can be paid to such Indemnified Party as a result of such loss, claim, damage or liability.

     SECTION 8.02 Exculpation. Notwithstanding anything contained herein to the contrary, no Indemnified Party shall be liable to Borrower or any other Person in any manner in respect of any Indemnified Amounts awarded against or incurred by Borrower, any of its Affiliates, any of its and their respective successors, transferees and assigns or any of its and their officers, directors, shareholders, controlling persons, employees and agents (each a "Borrower Party"), in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding (whether or not a Borrower Party is a party thereto) arising out of, related to or in connection with, any Contract or Agreement Document or the transactions contemplated herein or therein or the use of proceeds herefrom or therefrom (collectively a "Borrower Matter") except to the extent that a court of competent jurisdiction finally determines that such Indemnified Amounts were caused by or resulted from the gross negligence or willful misconduct of such Indemnified Party. In no event, however, shall the Indemnified Parties be liable for any indirect, special, punitive, exemplary or consequential damages that may be incurred by or asserted against any Indemnified Party in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any Borrower Matter.


                                  ARTICLE IX
                                MISCELLANEOUS
                                -------------

     SECTION 9.01 Amendments, Waivers, Etc. No amendment, modification or waiver of any provision of this Agreement or any other Agreement Document nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by
(a) Borrower and BofA (with respect to an amendment or modification) or
(b) BofA (with respect to a waiver or consent by it) or Borrower (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Subject to the foregoing, any Agreement Document (including Schedule II hereto, Annex I to Exhibit 1.02(b), and any Supplement) may be modified at any time by mutual written consent of the parties, and, if required by BofA in its discretion as a condition of its consent, the payment of such amendment fees as may be agreed by the parties. No failure or delay on the part of BofA or any Indemnified Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

     SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto given in accordance with this Section 9.02. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, five Business Days after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, and (d) if sent by overnight courier, two Business Days after having been given to such courier unless sooner received by the addressee; provided that notwithstanding the foregoing, notices and communications pursuant to
Article I shall not be effective until received.

     SECTION 9.03 Binding Effect; Assignability; Survival of Provisions. This Agreement shall be binding upon and inure to the benefit of Borrower and BofA and their respective successors and assigns, and the provisions of Sections 3.02 and Article VIII shall inure to the benefit of BofA and the Indemnified Parties, respectively, and their respective successors and assigns. Borrower shall not assign any of its rights hereunder or any interest herein without the prior written consent of BofA. BofA may not, without the prior written consent of Borrower (which consent may not be unreasonably withheld or delayed), assign its rights and obligations hereunder at any time to any Person, except that BofA may, without such consent, assign any of such rights or obligations (i) to any present or future Affiliate of BofA, and also (ii) at any time when any Termination Event or any Unmatured Termination Event described in Section 7.01(f) shall have occurred and be continuing, to any Person selected by BofA. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date following the Termination Date on which any Carryforward Amount shall have been reduced to zero and all Transferred Receivables and all Obligations that have ever been outstanding hereunder have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Borrower pursuant to Article V and the indemnification and payment provisions of Article VIII and Sections 3.02, 3.05 and 9.05 shall be continuing and shall survive any termination of this Agreement.

     SECTION 9.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

     SECTION 9.05 Costs, Expenses and Taxes. In addition to its obligations under Article VIII, Borrower agrees to pay to BofA and the other Indemnified Parties on demand:

     (a) all reasonable out-of-pocket and other costs and expenses in connection with the preparation, execution, delivery and administration of the Agreement Documents, including the reasonable fees and expenses of counsel (including local counsel and the allocated costs of in-house counsel, if any) for BofA and the other Indemnified Parties with respect thereto, and all costs and expenses, if any (including reasonable counsel fees and expenses (including local counsel and the allocated costs of in-house counsel, if any)), in connection with the enforcement of the Agreement Documents, or any claim of breach of contract, breach of warranty or any other breach of any Agreement Document or any tort claim relating to any of the foregoing;

     (b) all present and future stamp and other taxes and governmental fees and charges payable or determined to be payable in connection with the execution, delivery, filing, recording or performance of the Agreement Documents (other than taxes on the overall net income of the Person that is requesting payment under this
Section 9.05), and agrees to indemnify each such Person against all penalties and interest with respect to or resulting from such taxes, charges and fees and against all other liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, charges and fees;

     (c) all reasonable costs and expenses of BofA in connection with performing any of the obligations of Borrower under or in connection with the Agreement Documents; and

     (d) all other reasonable costs and expenses and all taxes incurred by BofA in connection with the auditing of Borrower's books relating to the Receivables by certified public accountants at any time, provided, that unless a Termination Event or Unmatured Termination Event shall have occurred and be continuing, Borrower shall only be required to reimburse BofA for the cost of one such audit in each calendar year.

     SECTION 9.06 Execution in Counterpart. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

     SECTION 9.07  Confidentialty.

     (a) Borrower acknowledges that BofA regards the structure of the transactions contemplated by this Agreement to be proprietary, and Borrower agrees that:

          (i) it will not disclose without the prior consent of BofA (other than to Borrower's directors, employees, auditors, counsel or affiliates (collectively, "Borrower Representatives"), each of whom shall be informed by Borrower of the confidential nature of the Information (as defined below) and of the terms of this
     Section 9.07), (A) detailed information regarding, or copies of, the Agreement Documents and the attachments thereto or any transaction specifically contemplated herein or therein, except to other financial institutions providing services or funds to Borrower who enter into a confidentiality agreement with respect to the Agreement Documents and the above-described attachments and the transactions specifically contemplated herein and therein (which agreement shall be satisfactory in form and substance to BofA) and who agree not to copy or duplicate the structure of the transactions contemplated by this Agreement or otherwise to use the information described above that is so disclosed to them for any purpose other than their credit evaluations of Borrower or (B) any information regarding BofA, which information is furnished by BofA to Borrower and which is designated by BofA to Borrower in writing as confidential or as not otherwise available to the general public (the information referred to in clauses (A) and (B) is collectively called the Information");
     provided that Borrower may disclose any such Information as may be required or requested by or to any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over Borrower or in order to comply with any law, order, regulation, regulatory request or ruling applicable to Borrower;

          (ii) except as provided above, it will use the Information solely to evaluate, administer and enforce the transactions contemplated by the Agreement Documents and to make any necessary business judgments with respect thereto; and

          (iii) upon reduction of each Carryforward Amount to zero or cancellation thereof and final payment in full of all Obligations, it will, upon demand, return (and cause each of the Borrower Representatives to return) to BofA all documents or other written material received from BofA and all copies thereof made by Borrower which contain the Information.

     (b) BofA acknowledges that Borrower regards certain information with respect to Borrower and the Receivables to be confidential, and BofA agrees that:

          (i) it will not disclose without the prior consent of Borrower (other than to the assignees, participants, proposed assignees, proposed participants, directors, employees, auditors, counsel, agents or affiliates (collectively, the "BofA Representatives") of BofA, each of whom shall be informed by BofA of the confidential nature of Borrower Information (as defined below) and of the terms of this Section 9.07), (A) any financial, business, marketing or strategic information with respect to Borrower which is not otherwise available to the general public and which has been designated in writing by Borrower as "secret" or "confidential" or which has been orally designated by Borrower as confidential which designation is confirmed in writing by Borrower within seven days, (B) the identity of the obligors of the Receivables and the Unpaid Balances thereof, or (C) any other information regarding Borrower or the Receivables which is furnished by Borrower to BofA and which is designated by Borrower to BofA in writing (or orally, confirmed in writing within seven days) as "secret", "confidential" or as not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively called the "{xe "Transferor Information"}Borrower Information"); provided that BofA may disclose any such Borrower Information as may be required or requested by or to any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over BofA or in order to comply with any law, order, regulation or ruling applicable to BofA;

          (ii)  except as set forth above, it will use Borrower
     Information solely for the purpose of evaluating, administering and enforcing the transactions contemplated by the Agreement
     Documents and making any necessary business judgments with respect thereto; and

          (iii) upon reduction of each Carryforward Amount to zero or cancellation thereof and final payment in full of all Obligations, it will, upon demand, return (and cause each of the BofA Representatives to return) to Borrower all documents or other written material received from Borrower in connection with clause (b)(i) above and all copies thereof made by BofA which contain Borrower Information, provided, that BofA may keep such materials, subject to the confidentiality provisions hereof, as required by applicable law or regulation.

     (c) This Section 9.07 shall be inoperative as to such portions of the Information or Borrower Information (as applicable) which are or become generally available to the public or to a party to this Agreement on a nonconfidential basis or were known to a party to this Agreement on a nonconfidential basis prior to its disclosure by a party to this Agreement.

     (d) In the event that Borrower or anyone to whom Borrower or any of Borrower Representatives transmits the Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any of the Information, Borrower will provide BofA with prompt written notice so that BofA may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9.07. In the event that such protective order or other remedy is not obtained, or BofA waives compliance with the provisions of this Section 9.07, Borrower will furnish only that portion of the Information which is legally required to be furnished and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     (e) This Section 9.07 shall survive termination of this Agreement.

     SECTION 9.08 Severability of Provisions. If any covenants, agreements, provisions or terms of any Agreement Document shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable and shall in no way affect the validity or enforceability of the other provisions of or any Agreement Document.

     SECTION 9.09 Conflict in Agreement Documents. If there is any conflict between this Agreement and any other Agreement Document, this Agreement and such other Agreement Document shall be interpreted, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

     SECTION 9.10 Legal Representation of Parties. This Agreement and the other Agreement Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Agreement Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof. Without limiting the generality of the foregoing, Borrower acknowledges that it has made an independent determination to enter into the transactions contemplated by the Agreement Documents and has not relied on any representation or other assurance by or on behalf of BofA regarding any legal, tax, accounting or other treatment or effect of such transactions.

     SECTION 9.11 Recording. Borrower understands and agrees that BofA in its sole discretion may record, on tape or otherwise, any telephone conversation between Borrower and BofA. Borrower hereby agrees and consents to such tape recording and waives any right Borrower may have to object to the admissibility into evidence of such recording in any legal proceeding between Borrower and BofA or in any other proceeding to which Borrower is a party or in which BofA's records are subpoenaed. BofA shall not be required to transcribe such recordings or maintain such recordings or any transcripts thereof.

     SECTION 9.12 Judgments. To the extent permitted by applicable law, if any judgment or order expressed in any currency other than Dollars is rendered (i) for the payment of any amount owing in respect of this Agreement, or (ii) in respect of a judgment or order of another court for the payment of any such amount, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Dollars received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Dollars received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results
(A) from any variation between the rate of exchange at which Dollars are converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into Dollars, to purchase Dollars with the amount of the currency of the judgment or order actually received by such party, such party not receiving (after such conversion) the full amount of Dollars to which it is entitled hereunder. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.

     SECTION 9.13 Submission to Jurisdiction. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CALIFORNIA STATE OR FEDERAL COURT SITTING IN SAN FRANCISCO, CALIFORNIA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY AGREEMENT DOCUMENT, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE OR FEDERAL COURT; AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     SECTION 9.14 Integration. The Agreement Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

     SECTION 9.15 Waiver of Jury Trial. BORROWER AND BOFA EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER ANY AGREEMENT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM OR RELATING TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY AGREEMENT DOCUMENT, AND EACH OF THEM AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          IN WITNESS WHEREOF, Borrower and BofA have caused this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              STORAGE TECHNOLOGY CORPORATION
                                      as Borrower


                                    By  /s/ Mark McGregor
                                       ----------------------------
                                      Title  Vice President and Treasurer
                                            -----------------------------
                                    2270 South 88th Street
                                    Louisville, Colorado  80028-4308
                                    Facsimile No.:  (303) 673-2837
                                    Attention:  Treasurer


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION,


                                    By  /s/ Kevin McMahon
                                       ----------------------------
                                      Title  Vice President
                                            ---------------------------
                                    555 California Street, 41st Floor
                                    San Francisco, California 94104
                                    Attention: Kevin McMahon
                                    Facsimile No.: (415) 622-2514

                                    EURODOLLAR OFFICE

                                    Global Payment Operations
                                    Domestic Account Administration, #5693
                                    1850 Gateway Boulevard, 4th Floor
                                    Concord, California  94520
                                    Attention:  John Gomez
                                    Facsimile No.: (510) 675-7531

                              All Notices pursuant to the Agreement,
                              will be sent to BofA at both of the above addresses except that Notices pursuant to Sections 1.02(b) and 1.02(d) will not be sent to the Concord, California address listed above.

                              Notices Pursuant to Sections 1.02(b),
                              1.02(d), 1.02(e),1.02(f), 1.02(g),   1.06
                              and 1.08 will also be sent to BofA at:


                              555 California Street, 10th Floor
                              San Francisco, California  94104
                              Attention:  Mike Bernal
                              Facsimile No.: (415) 622-0361


                                  SCHEDULE I
                                  ----------

                                 DEFINITIONS

     "Adverse Claim" means any lien, security interest, charge, encumbrance or right or claim of any Person, but excluding any of the foregoing that arise under any Agreement Document in favor of BofA or any other Indemnified Party.

     "Affected Party" means BofA and any Person to whom BofA has assigned an interest in BofA's rights under the Agreement.

     "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

     "Agreement" is defined in the Preamble.

     "Agreement Documents" means this Agreement, each Supplement, each Note, each Deficiency Certificate, each Amendment, each forward contract which is entered into or deemed to be entered into pursuant to
Section 1.09 of the Agreement, any security agreement or other document delivered pursuant to Section 6.01(h), and all agreements, instruments, certificates, reports and documents executed and delivered or to be executed and delivered under or in connection with any of the foregoing.

     "Aggregate Purchase Price" means at any time the aggregate of the Purchase Prices and Reduced Purchase Prices paid by BofA to Borrower in respect of all Notes that as of such date have not been paid in full.

     "Allocated Purchase Price" is defined in Section 1.02(b)(i)(D).

     "Amendment" is defined in Section 1.07(c).

     "Applicable Facility Fee Rate" is defined in Section 3.01(c).

     "Applicable Margin" is defined in Section 1.04(e).

     "Bank Credit Agreement" means the Amended and Restated Multicurrency Credit Agreement dated as of March 28, 1996 among Borrower, certain of its Subsidiaries, the banks and financial institutions parties thereto, and Bank of America National Trust and Savings Association, as Agent, Swing Line Bank and Letter of Credit Issuing Bank, as amended and supplemented or otherwise modified from time to time, and any restatement, renewal or replacement thereof.

     "Bankruptcy Event" shall be deemed to have occurred with respect to a Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, under any law relating to bankruptcy, insolvency, reorganization, dissolution, winding up or composition or adjustment of debts (each, an "Insolvency Law"), and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief in respect of such Person shall be entered in an involuntary case under an Insolvency Law; or

          (b) such Person shall commence a voluntary case or other proceeding under any Insolvency Law, or shall consent to the appointment of or taking possession by a receiver, liquidator or other similar official for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors.

     "BofA" is defined in the Preamble.

     "BofA Representatives" is defined in Section 9.07(b)(i).

     "Borrower" is defined in the Preamble.

     "Borrower Information" is defined in Section 9.07(b)(i).

     "Borrower Matter" is defined in Section 8.02.

     "Borrower Party" is defined in Section 8.02.

     "Borrower Representatives" is defined in Section 9.07(a)(i).

     "Business Day" means a day (a) that is not Saturday or Sunday and on which commercial banks in San Francisco are not authorized or required to be closed for business and (b) that is also a Eurodollar Business Day, if the applicable Business Day is an Issuance Date or relates to the determination of the Eurodollar Rate or any payment on any Maturity Date.

     "Carryforward Amount" is defined in Section 1.02(g).

     "Cash Equivalent Investments" of any Person means, as of any date of determination, all cash and short-term investments, in each case as shown on the most recent balance sheet of such Person and determined in accordance with GAAP.

     "Cash Equivalent Investment Status" is defined in Section
6.01(h)(iii).

     "Change in Control" means the occurrence, after the date of this Agreement, of any of the following: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; (b) during any period of up to 12 consecutive months, commencing after the Initial Closing Date, individuals who at the beginning of such 12-month period were directors of Borrower ceasing for any reason to constitute a majority of the Board of Directors of Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of Borrower; (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement that upon consummation will result in its or their acquisition of, or control over, securities of Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; (d) Borrower shall be a party to any merger or consolidation in which Borrower is not a surviving entity or (e) Borrower shall directly or indirectly transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets, (whether now owned or hereafter acquired) to any other Person or Persons.

     "Change in Control Termination Event" is defined in
Section 7.02(e)(i).

     "Collateral Status" is defined in Section 6.01(h)(iii).

     "Compliance Certificate" means a certificate substantially in the form of Exhibit 6.01(g)(vii).

     "Consolidated Net Income" means the consolidated net income of the Borrower and each Subsidiary of the Borrower determined in accordance with GAAP.

     "Contract" means an agreement or arrangement between Borrower and any Person, pursuant to or under which such Person shall be obligated to make payments to Borrower from time to time.

     "currency" means any currency which is authorized by the laws of any nation to circulate as a medium of exchange in such nation.

     "Debt" of any Person at any date means (a) all obligations, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the property of such Person or only to a portion thereof), (b) all obligations of such Person evidenced by bonds, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (d) all obligations of such Person to pay the unpaid purchase price of any property or services, (e) all obligations of such Person as lessee under leases which under generally accepted accounting principles would be capitalized, (f) all Debt secured by an Adverse Claim on any property of such Person, whether or not such Debt is assumed by such Person, (g) all Guaranties by such Person, and (h) all net obligations in respect of Hedge Contracts.

     "Deferral Compensation Amount" is defined in Section 1.02(h).

     "Deficiency Certificate" is defined in Section 1.02(f).

     "Determination Date" is defined in Section 1.02(a).

     "Determination Date Exchange Rate" is defined in Section 1.02(d).

     "Dollars" means lawful money of the United States of America.

     "Dollar Equivalent" means (A) as to any amount denominated in Dollars, such amount, and (B) as to any amount denominated in a foreign currency, the equivalent amount in Dollars as determined by BofA on the basis of the Determination Date Exchange Rate (or, if no Determination Date Exchange Rate was determined by BofA for a particular foreign currency, another exchange rate determined by BofA in good faith for the purchase of Dollars with such foreign currency.

     "Dollar Equivalent Principal Amount" is defined in
Section 1.02(e).

     "Early Termination" is defined in Section 1.08(a).

     "Early Termination Date" is defined in Section 1.08(b)(i).

     "Early Termination Payment" is defined in Section 1.08(c).

     "Environmental Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, duly promulgated policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any order, consent decree or judgment, relating to the environment, health, safety or any Hazardous Material.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations thereunder.

     "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of Borrower's controlled group, or under common control with Borrower, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of initial or additional security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "Eurodollar Business Day" means a Business Day on which dealings in Dollars are carried on in the London eurodollar interbank market.

     "Eurodollar Office" means the office of BofA designated as such on the signature page of the Agreement, or such other office or Affiliate of BofA as BofA may from time to time specify to Borrower.

     "Eurodollar Rate" means, for any period, a rate of interest per annum equal to the rate per annum (rounded upwards to the nearest whole multiple of 1/16 of 1% per annum, if such percentage is not a multiple,) determined by BofA, at which deposits in Dollars are offered by the Eurodollar Office in London to prime banks in the London interbank market:

          (a) for purposes of calculating the interest rate applicable to any Note pursuant to Section 1.04, two Eurodollar Business Days prior to the applicable Issuance Date for the number of days from the Issuance Date to the Maturity Date of such Note and in an amount equal to the Dollar Equivalent Principal Amount of such Note, as applicable, and

          (b) for purposes of calculating the discount on Early Termination Payments pursuant to Section 1.08, on the date on which such payment is made, for a period equal to the number of days until the Purchase Date on which such payment is based, as specified in Section 1.08, in an amount as specified in such Section.

     "Eurodollar Rate (Reserve Adjusted)" means, for any period, a rate per annum (expressed as a decimal, rounded upward to the nearest whole multiple of 1/100 of 1%, if such percentage is not a multiple) equal to the quotient of:

          (a)  the applicable Eurodollar Rate; divided by

          (b) a percentage equal to 100% minus the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest whole multiple of 1/100 of 1%, if such percentage is not such a multiple) determined by BofA as applicable on the first Business Day of such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor.

     "Facility" means BofA's commitment to purchase Notes on each Purchase Date.

     "Facility Fee" is defined in Section 3.01(a).

     "Facility Limit" means $25,000,000, as such amount may be reduced pursuant to Section 1.06.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15 (519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by BofA of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by BofA.

     "foreign currency" means any currency other than Dollars.

     "Free Cash Equivalent Investment Amount" is defined in Section
6.01(h)(i).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances.

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity in the United States of America or any applicable foreign jurisdiction that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Group" is defined in the definition of "Change of Control".

     "Guaranty" means any agreement, undertaking or arrangement by which any Person guarantees, endorses, agrees to purchase or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.

     "Hazardous Material" means (a) any hazardous substance and toxic substance as such terms are presently defined or used in Section101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section9601(14)), in 33 U.S.C. Section1251 et seq. (Clean Water Act), or 15 U.S.C. Section 2601 et seq. (Toxic Substances Control Act), (b) any additional substances or materials that are now or hereafter hazardous or toxic substances under any applicable laws relating to any real property owned or occupied by Borrower or any of its Subsidiaries, and (c) as of any date of determination, any additional substances or materials that are hereafter incorporated in or added to the definition of "hazardous substance" or "toxic substance" for purposes of any Environmental Law.

     "Hedge Contract" means an interest rate swap, cap, floor or collar agreement, currency exchange agreement or similar transaction entered into by Borrower.

     "Indemnified Amounts" is defined in Section 8.01.

     "Indemnified Party" is defined in Section 8.01.

     "Information" is defined in Section 9.07(a)(i).

     "Initial Closing Date" means December 12, 1996.

     "Insolvency Law" is defined in the definition of "Bankruptcy
Event".

     "Internal Revenue Code" means the Internal Revenue Code of 1986.

     "Issuance Date" is defined in Section 1.09.

     "LIBOR Fixing Date" is defined in Section 1.02(a)(iii).

     "Material Adverse Effect" means a materially adverse effect on (a) the financial condition, business, assets, operations or prospects of Borrower and its Subsidiaries, taken as a whole; (b) the ability of Borrower to perform its obligations under any Agreement Document; or
(c) the validity or enforceability of, or collectibility of amounts payable under, any Agreement Document.

     "Material Subsidiary" means any Subsidiary of the Borrower that at any time either: (a) owns or holds title to 5% or more of the consolidated assets of the Borrower and its consolidated Subsidiaries, or (b) accounts for 5% or more of the consolidated revenue of the Borrower and its consolidated Subsidiaries, in each case as determined in accordance with GAAP.

     "Maturity Date" is defined in Section 1.02(a)(iv).

     "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of Borrower of any ERISA Affiliate and at least one Person other than Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Note" is defined in Section 1.01.

     "Note Limit" at any time means $35,000,000, or, if less, the product of the Facility Limit at such time times 1.4.

     "Note Limit Excess" is defined in Section 1.05(b).

     "Obligations" means all obligations of Borrower to BofA, any assignee of BofA, any Indemnified Party and their respective successors, permitted transferees and assigns, that arise under or in connection with the Agreement Documents (including under any forward contract entered into or deemed entered into pursuant to Section 1.10), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture, government or any agency or political subdivision thereof or any other entity.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Purchase Date" is defined in Section 1.02(a).

     "Purchase Price" means, with respect to each Note, the aggregate of the amounts designated as the "Purchase Price" to be paid by BofA on the Purchase Date applicable to such Note as specified in all Supplements.

     "Receivable" means any right to payment from a Person, arising from any source whatsoever, which right is owned by the Borrower or any of its Subsidiaries, and shall include all rights of the Borrower to payment by any of its Subsidiaries.

     "Receivables Transfer Agreement" means the Multicurrency
Receivables Transfer Agreement dated as of January 29, 1996, between Borrower and BofA, as from time to time amended and supplemented.

     "Reduced Purchase Price" is defined in Section 1.03(c).

     "Reference Rate" means a fluctuating of interest per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest most recently announced from time to time by BofA in San Francisco, California, as its "reference rate", which is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans that may be priced at, above or below such announced rate; and

          (b) 0.50% per annum above the latest Federal Funds Rate.

     "Regulatory Change" means, relative to any Affected Party, (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any (i) United States federal or state law or foreign law applicable to such Affected Party; (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of
(A) any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a) above.

     "Required Credit Quality" is defined in Section 6.01(h)(ii).

     "Required Dollar Equivalent Receivables Amount" is defined in
Section 1.02(d).

     "Required Foreign Currency Amount" is defined in
Section 1.02(b)(i)(B).

     "Responsible Officer" means, with respect to any certificate, report or notice to be delivered or given hereunder, unless the context otherwise requires, the president, chief executive officer, chief financial officer, treasurer or assistant treasurer of any Person, and, in addition, in respect of Borrower, the Director of Treasury Operations of Borrower.

     "S&P" means Standard & Poor's Ratings Services.

     "Scheduled Termination Date" is defined in Section 1.07(a).

     "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of Borrower or an ERISA Affiliate and no Person other than Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Subsidiary" means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the outstanding capital stock or other equity interests (as applicable) having ordinary voting power for the election of directors or equivalent management personnel of such other Person.

     "Supplement" is defined in Section 1.02(b)(i).

     "Surviving Entity" is defined in Section 7.02(e).

     "Taxes" is defined in Section 3.05.

     "Termination Date" is defined in Section 1.07(a).

     "Termination Event" is defined in Section 7.01.

     "Transferred Receivables" has the meaning specified in the Receivables Transfer Agreement.

     "Unmatured Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

     "Unpaid Balance" of any Receivable means at any time the unpaid amount thereof as shown on the books and records of Borrower, calculated in accordance with GAAP and net of any applicable reserves on Borrower's or the applicable Person's books and records.

     "Withdrawal Liability" has the meaning given to such term under
Part I of Subtitle E of Title IV of ERISA.


                                 SCHEDULE II
                                 -----------

        to Contingent Multicurrency Note Purchase Commitment Agreement


                             DETERMINATION DATES



December 27, 1996

January 24, 1997

February 21, 1997

March 21, 1997

April 25, 1997

May 23, 1997

June 20, 1997

July 25, 1997

August 22, 1997

September 19, 1997

October 24, 1997

November 21, 1997

December 26, 1997



                                                                  EXHIBIT 1.01
                TO CONTINGENT MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT

                                   FORM OF
                               PROMISSORY NOTE
                               ---------------

                                                                      ,

     FOR VALUE RECEIVED, the undersigned, STORAGE TECHNOLOGY CORPORATION ("Borrower"), by this promissory note (this "Note"), hereby unconditionally promises to pay to the order of Bank of America
National Trust and Savings Association ("BofA"), on              (the
"Maturity Date"): (a) the principal amounts, in the specified currencies, identified on Schedule I hereto. Borrower further promises to pay interest on this Note from the date hereof until paid in full at the rates, and calculated in the manner, provided in the Contingent Multicurrency Note Purchase Commitment Agreement, dated as of December 12, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among Borrower and BofA.

     This Note is subject in all respects to all terms of the Agreement. Terms defined in the Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of California (without regard to its conflict of laws provisions).

                              STORAGE TECHNOLOGY CORPORATION


                              By:
                                Name:
                                Title:


                                                                    SCHEDULE I
                                                            TO PROMISSORY NOTE

                      FOREIGN CURRENCY PRINCIPAL AMOUNTS
                      ----------------------------------


          Japanese Yen
          French Francs
          German Marks
          Italian Lira
          Spanish Pesetas
          UK Pounds Sterling
          Belgian Francs
          Swiss Francs
          Dutch Guilders
          Canadian Dollars
          Australian Dollars
          Swedish Krona
          Norwegian Krone
          Danish Krone
          Finnish Markka
          Austrian Schillings
          Mexican Peso
          Singapore Dollars
            Malaysian Ringgit

          [OTHER CURRENCIES, INCLUDING U.S. DOLLARS, AS AGREED BY
          BORROWER AND BOFA MAY BE ADDED]


                                                               EXHIBIT 1.02(B)
                TO CONTINGENT MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT


                                   FORM OF
                                  SUPPLEMENT
                                  ----------


     THIS SUPPLEMENT (this "Supplement"), dated          , 199 , is
between STORAGE TECHNOLOGY CORPORATION, as borrower ("Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as lender
("BofA").

                                   RECITALS

     A. Borrower and BofA have entered into the Contingent Multicurrency Note Purchase Commitment Agreement, dated as of December 12, 1996 (as heretofore or hereafter amended, supplemented or otherwise modified from time to time and in effect, the "Agreement"), pursuant to which Borrower agrees to issue and sell to BofA, and BofA agrees to purchase from Borrower, promissory notes from time to time.

     B. Borrower and BofA wish to designate the Purchase Dates and the Required Foreign Currency Amounts, Allocated Purchase Price Amounts and total Purchase Prices applicable thereto set forth in Annex I.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and in the Agreement contained, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms by the Agreement.

     Section 2. Continuing Representations and Warranties. Borrower represents and warrants to BofA that: (a) all of its representations and warranties contained in Section 5.01 of the Agreement are true and correct on and as of the date of this Supplement as though made on and as of such date, (b) no event exists that constitutes a Termination Event or an Unmatured Termination Event, and (c) all certifications of Borrower set forth in Section 1.02(c) of the Agreement are true and correct on the date hereof.

     Section 3.  Purchase Dates, etc. The Purchase Dates shown on
Annex I are hereby designated as Purchase Dates under the Agreement. The Required Foreign Currency Amounts, Allocated Purchase Price Amounts and total Purchase Prices set forth on Annex I shall be applicable to such Purchase Dates.

     Section 4. Warranty as to Delivery. Borrower hereby warrants to BofA that it has no reason to believe that it and its subsidiaries taken as a whole will not own Receivables (excluding Transferred Receivables) having an aggregate Unpaid Balance at least equal to the Required Dollar Equivalent Receivables Amount on each Purchase Date designated in Annex I.

     IN WITNESS WHEREOF, Borrower and BofA have caused this Supplement to be executed by their respective officers thereunto duly authorized, on the date first above written.


                              STORAGE TECHNOLOGY CORPORATION


                              By:
                                Name:
                                Title:



                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION


                              By:
                                Name:
                                Title:


                                                                       ANNEX I
                                                                 TO SUPPLEMENT

                                                       ALLOCATED PURCHASE
                                                       PRICE AMOUNT
NOTE                REQUIRED FOREIGN                   APPLICABLE TO NOTE
PURCHASE DATE */    CURRENCY AMOUNTS */                PURCHASE DATE */
--------------      -----------------                  ------------------

                    Japanese Yen
                    French Francs
                    German Marks
                    Italian Lira
                    Spanish Pesetas
                    UK Pounds Sterling
                    Belgian Francs
                    Swiss Francs
                    Dutch Guilders
                    Canadian Dollars
                    Australian Dollars
                    Swedish Krona
                    Norwegian Krone
                    Danish Krone
                    Finnish Markka
                    Austrian Schillings
                    Mexican Peso
                    Singapore Dollars
                    Malaysian Ringgit

                    [OTHER CURRENCIES, INCLUDING U.S. DOLLARS, MAY BE ADDED
                     OR SUBSTITUTED BY AMENDMENT BY AGREEMENT OF THE PARTIES]

                              Total US$ Purchase       $
                              Price Applicable to
                              Purchase Date */


                                                 ALLOCATED PURCHASE
NOTE                                             PRICE AMOUNT
PURCHASE      REQUIRED FOREIGN                   APPLICABLE TO NOTE
DATE */       CURRENCY AMOUNTS */                PURCHASE DATE */
------        ------------------                 -----------------


               Japanese Yen
               French Francs
               German Marks
               Italian Lira
               Spanish Pesetas
               UK Pounds Sterling
               Belgian Francs
               Swiss Francs
               Dutch Guilders
               Canadian Dollars
               Australian Dollars
               Swedish Krona
               Norwegian Krone
               Danish Krone
               Finnish Markka
               Austrian Schillings
               Mexican Peso
               Singapore Dollars
               Malaysian Ringgit

               [OTHER CURRENCIES, INCLUDING U.S. DOLLARS, MAY BE ADDED OR SUBSTITUTED BY AMENDMENT, BY AGREEMENT OF THE
               PARTIES]

                              Total US$ Purchase       $
                              Price Applicable to
                              Purchase Date */


*/ To be completed for each Purchase Date. Attach additional pages of Annex I if necessary.


                                                               EXHIBIT 1.02(f)
                TO CONTINGENT MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT


                                   FORM OF
                            DEFICI
ENCY CERTIFICATE


                                         , 199

Bank of America National Trust
   and Savings Association

Attention:

     Re:  Deficiency Certificate


Ladies and Gentlemen:

     Reference is hereby made to the Contingent Multicurrency Note Purchase Commitment Agreement, dated as of December 12, 1996 (as heretofore or hereafter amended, supplemented or otherwise modified from time to time and in effect, the "Agreement"), between you ("BofA") and Storage Technology Corporation ("Borrower"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms by the Agreement.

     The undersigned is the [chief financial officer] [treasurer] [assistant treasurer] [Delete as appropriate] of Borrower. Pursuant to
Section 1.02(f)(i) of the Agreement, the undersigned certifies to BofA that the Dollar Equivalent (calculated at the exchange rates required by the Agreement) of the aggregate Unpaid Balance of all Receivables (excluding Transferred Receivables) that will be owned by Borrower and
its Subsidiaries taken as a whole on the           ,      Purchase Date
will be less than the Required Dollar Equivalent Receivables Amount for such Purchase Date.


                              STORAGE TECHNOLOGY CORPORATION


                              By:
                                Name:
                                Title:


                                                               EXHIBIT 1.07(c)
                TO CONTINGENT MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT


                       FORM OF AMENDMENT TO CONTINGENT
               MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT



     THIS AMENDMENT (this "Amendment"), dated as of          , 199 , is
made to the Contingent Multicurrency Note Purchase Commitment Agreement, dated as of December 12, 1996 (as heretofore or hereafter amended, modified or supplemented from time to time and in effect, the "Agreement"), between Storage Technology Corporation ("Borrower") and Bank of America National Trust and Savings Association ("BofA"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms by the Agreement.

     WHEREAS, Borrower and BofA desire to amend and supplement the Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE I
                           AMENDMENTS TO AGREEMENT


                       [DELETE/COMPLETE AS APPROPRIATE]

     [Section 1.1 Amendment to Definition of "Scheduled Termination Date". Section 1.07(a) of the Agreement is hereby amended to change the
Scheduled Termination Date set forth therein to             ,     .]

     [SECTION 1.1] [SECTION 1.2] [AMENDMENT TO SUPPLEMENT.  ANNEX 1 TO
THE SUPPLEMENT DATED                ,        TO THE AGREEMENT IS
AMENDED TO INSERT IN ITS PLACE ANNEX 1 HERETO.]


                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES


     Section 2.1 Representations and Warranties. Borrower hereby represents and warrants to BofA that:

          (a) Representations and Warranties. The representations and warranties of Borrower contained in the Agreement are true and correct on and as of the date of this Amendment as though made on and as of such date, and

          (b) No Termination Event. Both before and after giving effect to this Amendment, no event shall exist that constitutes a Termination Event or an Unmatured Termination Event.


                                 ARTICLE III
                                MISCELLANEOUS


     Section 3.1  Agreement Document Pursuant to Agreement. This
Amendment is an Agreement Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Agreement.

     Section 3.2 Successors, Transferees and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns.

     Section 3.3 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall be taken together as one agreement.

     Section 3.4 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

     Section 3.5 Reaffirmation of Agreement. As amended and supplemented by this Amendment, the Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed in all respects. From and after the date hereof, all references to the Agreement in any agreement, instrument or document shall be references to the Agreement as amended and supplemented hereby.

     Section 3.6 Headings. The various captions in this Amendment are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amendment.

     Section 3.7 Complete Agreement. The Agreement (including this Amendment and the Exhibits and Schedules to the Agreement and this Amendment) and the other Agreement Documents contain the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior arrangements or understandings with respect thereto.

     Section 3.8 Severability. Whenever possible, each provision of this Amendment will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment, except to the extent that such prohibition or invalidity would constitute a material change in the terms of this Amendment taken as a whole.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              STORAGE TECHNOLOGY CORPORATION

                              By:
                                Name:
                                Title:



                                   BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION


                              By:
                                Name:
                                Title:


                                                                    ANNEX 1 TO
                                                                     AMENDMENT
                                          [COMPLETE AND ATTACH AS APPROPRIATE]


     ANNEX 1 TO THE SUPPLEMENT DATED                  ,        IS
AMENDED TO INSERT THE FOLLOWING REVISED ANNEX 1 IN ITS PLACE:

                            [INSERT REVISED ANNEX]


                                                               EXHIBIT 4.02(b)
                TO CONTINGENT MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT


                FORM OF OFFICER'S CERTIFICATE ON PURCHASE DATE



                                         , 199



Bank of America National Trust
   and Savings Association
555 California Street, 41st Floor
San Francisco, California 94104

Attention: Kevin Mc Mahon

Ladies and Gentlemen:

     Reference is hereby made to the Contingent Multicurrency Note Purchase Commitment Agreement, dated as of December 12, 1996 (as heretofore or hereafter amended, supplemented or otherwise modified from time to time and in effect, the "Agreement"), between you ("BofA") and the undersigned ("Borrower"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms by the Agreement.

     The undersigned is the [chief financial officer] [treasurer]
[assistant treasurer] of Borrower.

     To induce you to purchase the Note on                 , (the
"Issuance Date"), and provide the Purchase Price or Reduced Purchase Price therefor, on the Issuance Date, the undersigned hereby certifies to you that:

          (a) the representations and warranties contained in
     Section 5.01 of the Agreement are correct on and as of the date hereof as though made on and as of such day,

          (b) no Termination Event or Unmatured Termination Event exists or will result from such purchase of a Note,

          (c) after giving effect to such purchase of a Note, the Aggregate Purchase Price will not exceed the Facility Limit,

          (d) the Termination Date has not occurred, and

          (e) the Dollar Equivalent Principal Balance of such Note does not exceed the Note Limit, and any Note Limit Excess which is payable on the Issuance Date pursuant to Section 1.05(b) of the Agreement will be paid in full on such date.


                              STORAGE TECHNOLOGY CORPORATION


                              By:
                                Name:
                                Title:


                                                               EXHIBIT 5.01(d)
                TO CONTINGENT MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT


                            SCHEDULE OF LITIGATION
                            ----------------------

                                                          EXHIBIT 6.01(g)(vii)
                to Contingent Multicurrency Note Purchase Commitment Agreement


                                   FORM OF
                            COMPLIANCE CERTIFICATE
                            ----------------------

To:  Bank of America National Trust and
     Savings Association
     1455 Market Street, 12th Flr.
     San Francisco, CA  94103
     Attn:  Kevin McMahon

          Re:  Storage Technology Corporation


Ladies and Gentlemen:

          This Compliance Certificate is made and delivered pursuant to
Section 6.01(g)(vii) of the Contingent Multicurrency Note Purchase Commitment Agreement, dated as of December 12, 1996 (as amended, modified, supplemented, renewed or extended from time to time, the "Agreement"), between Storage Technology Corporation and Bank of America National Trust and Savings Association, and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. This Compliance Certificate relates to the fiscal quarter
ending             ,      .

          The Borrower hereby certifies that the information set forth on Schedule 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

          The Borrower further certifies that as of the date hereof no Termination Event or Unmatured Termination Event exists, except as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which the Borrower is taking or proposes to take with respect to each such condition or event.

          IN WITNESS WHEREOF, the undersigned has signed this
Compliance Certificate this     day of               ,     .

                                                STORAGE TECHNOLOGY CORPORATION


                                Name:
                                Title:


                                                                    SCHEDULE 1
                                                 to the Compliance Certificate


Dated:                ,     .

For the fiscal quarter ended                 ,      .




1.   Consolidated Net Income

     The Consolidated Net Income of Borrower and its Subsidiaries for the four consecutive fiscal quarters ending with the fiscal quarter set
forth above, was US $                .

2. Free Cash Equivalent Investment Amount [TO BE COMPLETED ONLY IF BORROWER IS IN "CASH EQUIVALENT INVESTMENT STATUS"]

     The Free Cash Equivalent Investment Amount of the Borrower and its Subsidiaries as of the last day of the fiscal quarter set forth above
was US $                  .